Exhibit 10.10

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) made as of March 13, 2018, by and between SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware corporation (the “Sublessor”) and KINIKSA PHARMACEUTICALS CORP., a Delaware corporation (the “Sublessee”).

BACKGROUND

A.                                    AMAG Pharmaceuticals, Inc., a Delaware corporation (“AMAG”), Sublessor’s predecessor in interest, and The Trustees of the 92 Hayden Avenue Trust, under Declaration of Trust dated August 18, 1983 (“Prime Lessor”), entered into a Lease dated May 22, 2008, as amended by a Consent to Assignment Agreement and Amendment to Lease among AMAG, Prime Lessor and Sublessor dated June 10, 2013 (the “Consent”) and a First Amendment to Lease dated November 24, 2015, attached hereto as Exhibit A (as amended, the “Prime Lease”), pursuant to which Prime Lessor as landlord leased to Sublessor as tenant the three (3) story building on the site known as 100 Hayden Avenue, Lexington, Massachusetts, containing approximately 55,924 square feet of rentable floor area as shown on Exhibit D of the Prime Lease (the “Leased Premises”) located on the Land as described in the Prime Lease; and

B.                                    The Prime Lease is scheduled to expire on August 31, 2021; and

C.                                    Sublessee desires to sublease a portion of the Leased Premises consisting of approximately 25,067 rentable square feet, consisting of the entire third (3rd) floor (approximately 20,969 rentable square feet) and  approximately 4,098 rentable square feet on the first floor in the Building as shown on Exhibit B attached to this Lease (together, the “Subleased Premises”). The ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Leased Premises is 44.8% (“Sublessee’s Share”).

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Sublease, and intending to be legally bound, Sublessor and Sublessee agree as follows:

1.                                      Demise; Term.

1.1.                            Demise.  Sublessor hereby subleases the Subleased Premises to Sublessee, and Sublessee hereby subleases the Subleased Premises from Sublessor, together with all fixtures installed in the Subleased Premises by or for the benefit of Sublessor, and also together with all appurtenances and rights ancillary to the Subleased Premises.  Sublessee shall be permitted to use any parking spaces at the Building permitted under the Prime Lease on the same basis as permitted to be used by Sublessor under the Prime Lease limited however to eighty-two (82) parking spaces for Sublessee’s exclusive use.  Subject to Prime Lessor’s consent, Sublessee shall be permitted to mark three (3) parking spaces in close proximity to the entrance as “reserved” in the locations shown on Exhibit B-1.  Sublessee shall be permitted to use the cafeteria, reception area and shower areas (each as shown on Exhibit B), without charge for such right and in common with all tenants and subtenants in the Building; provided, however, that Sublessor shall not be obligated to operate the cafeteria.

1.2.                            Term.  The term of this Sublease (the “Sublease Term”) shall begin on (the “Commencement Date”) the date that this Sublease has been executed and delivered by Sublessor and Sublessee and that Sublessor and Sublessee have receive the Prime Lessor’s Consent (as defined in Section 20.1 of this Sublease).  The Sublease Term shall expire on July 31, 2021 (“Expiration Date”), unless sooner terminated as provided in this Sublease.

1.3                               Early Occupancy.  Sublessee shall have the right to occupy the Subleased Premises from and after the Commencement Date without being obligated to pay any Monthly Base Rent prior to the Base Rent Commencement Date but Sublessee shall pay Additional Rent beginning on the date of early occupancy.

2.                                      Prime Lease.

2.1.                            Terms of Sublease Identical With Prime Lease.  It is intended that the terms and conditions of this Sublease shall be identical to the terms and conditions of the Prime Lease as they relate to the Subleased Premises, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease.  Therefore, Sublessor and Sublessee agree that:

2.1.1.                  each and every term, condition, covenant and agreement of the Prime Lease, as it relates to the Subleased Premises, is a term, condition, covenant and agreement of this Sublease, and is incorporated in this Sublease by reference, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease;

2.1.2.                  Sublessee shall perform all obligations and comply with all terms, conditions, covenants and agreements of Sublessor as tenant under the Prime Lease for the Sublease Term, as they relate to the Subleased Premises, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease; and

2.1.3.                  the term “Lessor” as set forth in the Prime Lease shall mean Sublessor in this Sublease and the term “Lessee” as set forth in the Prime Lease shall mean Sublessee in this Sublease.

2.2.                            Terms Not Incorporated.  Notwithstanding the provisions of Section 2.1 of this Sublease, the following provisions of the Prime Lease are not incorporated in or made part of this Sublease:  the following subsections of Section 1.1: Landlord; Landlord’s Original Address; Landlord’s Construction Representative; Tenant; Tenant’s Original Address; Tenant’s Construction Representative; Commencement Date; Rent Commencement Date; Term; Extension Options; Annual Fixed Rent; Total Rentable Area of the Additional Building; Total Rentable Floor Area of the Buildings; Brokers; Exhibit C; Exhibit E; Exhibit G; Exhibit H; Sections 2.4; 2.5; Article III; Section 4.4; 4.5; 4.6; 4.7; 4.8; 5.7; 5.13; 5.16; 7.1; 8.8; 8.12; 8.19; 8.20; 8.24; Section II, 2 of the Consent; and the First Amendment except Section 4.

2.3.                            Sublease Controls.  If there is a conflict between the stated terms and conditions in this Sublease and those set forth in the Prime Lease, the terms and conditions set forth in this Sublease shall control.

2.4.                            Performance To Be Tendered To Prime Lessor.  Except as otherwise provided in this Sublease, Sublessee shall tender performance of its obligations directly to Prime Lessor so that all of Sublessor’s obligations under the Prime Lease accruing during the Sublease Term with respect to the Subleased Premises shall be fully satisfied and discharged by Sublessee’s performance.

2.5.                            Covenant Against Actions Causing Default Under Prime Lease.  Sublessee shall not do or cause to be done or suffer or permit to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessor’s rights under the Prime Lease to be cancelled, terminated, forfeited or prejudiced or which would render Sublessor liable for any damages, fines, claims, penalties, costs or expenses under the Prime Lease.  So long as Sublessee is not in Default under this Sublease beyond any applicable notice, grace or cure periods, Sublessor shall not commit any act or omission during the Sublease Term that would lead to the termination of the Prime Lease by Prime Lessor, nor shall Sublessor voluntarily surrender the Prime Lease.

2.6                               Sublessor’s Representations and Warranties. As an inducement to Sublessee to enter the Sublease, Sublessor represents and warrants that:

2.6.1                     There are no pending or, to the best of Sublessor’s knowledge, threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Prime Lessor or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings;

2.6.2                     Sublessor’s execution of this Sublease has been duly authorized by all necessary company power and Sublessor is fully authorized to perform each and every covenant and obligation of Sublessor to be performed hereunder, and no approval or consent is needed or required from AMAG to enter into this Sublease;

2.6.3                     No default or indemnification obligation under the Prime Lease has been caused by Sublessor, or, to Sublessor’s knowledge, Prime Lessor and there is no condition, the existence of which would give rise to a default or indemnification obligation following the giving of notice or expiration of grace periods;

2.6.4                     Sublessor is the tenant under the Prime Lease and has the full right to enter into this Sublease (subject, however, to Prime Lessor’s consent);

2.6.5                     The Prime Lease is in full force and effect and Sublessor shall not amend or modify the Prime Lease in any manner that would materially decrease Sublessee’s rights and privileges or materially increase Sublessee’s obligations.

2.6.6                     Sublessor has not received from Prime Lessor any notice of any default on the part of Sublessor as tenant under the Prime Lease which has not been cured and, to the best of Sublessor’s knowledge, no such default now exists nor has Sublessor given Prime Lessor notice of any default on the part of Prime Lessor as landlord under the Prime Lease which has not been cured and, to the best of Sublessor’s knowledge, no such default now exists;

2.6.7                     Sublessor has submitted to Sublessee a true and complete copy of the Prime Lease, a copy of which is attached hereto as Exhibit A;

2.6.8                     To the extent Prime Lessor’s consent or approval is required hereunder, Sublessor shall use commercially reasonable efforts to promptly obtain such consent or approval;

2.6.9                     Sublessor has paid and will continue to pay any and all pass-through amounts due through the expiration of this Sublease Term; and

2.6.10              Sublessor shall not cause or permit to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessee’s rights hereunder to be cancelled, terminated, forfeited or prejudiced.

3.                                      Performance.

3.1.                            Sublessor’s Obligations Under Prime Lease.

3.1.1.                  Although the terms, conditions, covenants and agreements of the Prime Lease are incorporated as terms and agreement of this Sublease, Sublessor shall not be liable to Sublessee for performance or non-performance of obligations of Sublessor under this Sublease which are also the obligations of Prime Lessor under the Prime Lease (the “Prime Lessor’s Obligations”).  Subject to the provisions of Section 3.2 below, it is intended that Sublessee shall look solely to and hold solely responsible Prime Lessor for the performance of the Prime Lessor’s Obligations under the Prime Lease.

3.1.2.                  Sublessor shall perform for the benefit of Sublessee all of Sublessor’s repair and maintenance obligations with respect to the Subleased Premises.

3.2.                            Failure By Prime Lessor to Perform the Prime Lessor’s Obligations.  If Prime Lessor shall fail at any time to perform the Prime Lessor’s Obligations, Sublessee shall give notice thereof to Sublessor.  In such event, Sublessor shall use commercially reasonable efforts to cause Prime Lessor to perform the Prime Lessor’s Obligations, the cost of which shall be shared by Sublessor and Sublessee on a pro rata basis, determined by ratio of the rentable square footage of the Subleased Premises to the rentable square footage of the Leased Premises.

4.                                      Rent.

4.1.                            Monthly Base Rent.  Sublessee shall pay rent (“Monthly Base Rent”) as follows during the Sublease Term, beginning on the August 1, 2018 (the “Base Rent Commencement Date”), and not later than the first day of each month thereafter: Sixty-Six Thousand Eight Hundred Forty Five and 33/100 Dollars ($66,845.33) per month.

4.1.1.                  Additional Rent.   All amounts payable to Sublessor by Sublessee under this Sublease in addition to Monthly Base Rent is additional rent (“Additional Rent”).  Sublessor shall have the same rights and remedies for nonpayment of Additional Rent as Sublessor has for nonpayment of Monthly Base Rent.  Additional Rent shall be paid by Sublessee to Sublessor within thirty (30) days after billing

4.1.2.                  Electricity, Janitorial.  Sublessor shall pay the costs of electrical service provided to the Sublease Premises determined as follows: (i) Sublessee at its costs shall cause the first floor Subleased Premises to be sub-metered and shall pay the costs of monthly meter readings and electrical costs for service to the first floor Subleased Premises; (ii) Sublessee shall pay the following amount each month for electrical service for the third floor Subleased Premises: $3.10/square foot.  Sublessee shall contract directly for, and pay the costs of, janitorial services for the laboratory portions of the Subleased Premises, and janitorial services for all other portions of the Subleased Premises shall be provided by Prime Lessor. Sublessee shall pay Sublessee’s Share of the costs of electrical service and common area janitorial services provided in the Building by Prime Lessor or Sublessor.

4.1.3.                  Operating Expenses and Real Estate Taxes.  Sublessee shall pay to Sublessor Sublessee’s Share of Operating Expenses and Real Estate Taxes billed by Prime Lessor to Sublessor accrued during the Sublease Term.

4.2.                            Rent In General.

4.2.1.                  All Monthly Base Rent and Additional Rent (collectively, “Rent”) shall be paid to Sublessor at 730 Stockton Drive, Exton, PA 19341, Attention: Accounts Payable, or at such other address as Sublessor may direct.  Rent for a partial month shall be prorated on a daily basis.

4.2.2.                  Monthly Base Rent for the first month of the Sublease Term after the Base Rent Commencement Date shall be paid by Sublessee to Sublessor upon execution and delivery of this Sublease.

4.2.3.                  All Rent shall be paid without notice or demand and without any setoff or deduction whatsoever.  Sublessee’s covenant and agreement to pay Rent shall for all purposes be construed as a separate and independent covenant.

5.                                      Use.

Sublessee shall use and occupy the Subleased Premises for general office and laboratory purposes and no other uses, notwithstanding any other uses allowed under the Prime Lease.

6.                                      Subleased Premises Accepted “AS-IS”.

Sublessor hereby represents and warrants to Sublessee that the Subleased Premises and all systems servicing the Subleased Premises are in good working order and condition, reasonable wear and tear excepted.  Sublessor shall deliver the Subleased Premises broom clean, which Sublease Premises are accepted by Sublessee in their present condition, “AS-IS,” without any representation or warranty by Sublessor, subject to the state of title on the date of this Sublease, and also subject to all applicable legal requirements and any violation of legal requirements which may exist on the date of this Sublease.  Sublessee has examined and approved the Subleased Premises and acknowledges that all improvements and fixtures included in the Subleased Premises are in good condition and working order.  Sublessor shall have no obligation to make any improvements to the Subleased Premises or provide Sublessee any allowance for so doing.

7.                                      Assignment and Subletting.

Sublessee shall not assign this Sublease or sublet all or any part of the Subleased Premises, or mortgage, pledge or encumber the subleasehold interest created by this Sublease, without the prior written consent of Prime Lessor and Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed,  in accordance with Section 21 of the Prime Lease.

8.                                      Alterations.

8.1.                            General Requirements.

8.1.1.                  Sublessee shall not make any alterations, additions or improvements to the Subleased Premises (“Alterations”) without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and Prime Lessor.  Sublessor acknowledges that Sublessee intends to make certain Alterations to prepare the Sublease Premises for Sublessee’s use (“Tenant’s Work”); such Tenant’s Work shall be performed in accordance with the Work Letter attached as Exhibit C.  Sublessor hereby approves the Tenant’s Work described on Exhibit C-1 attached hereto.  Prime Lessor’s Consent shall include a consent to the Tenant Work, Sublessee’s use of the Premises for laboratory uses and Prime Lessor’s agreement that that Sublessee shall not be required to remove any Alteration which is part of the laboratory installed in connection with Tenant’s Work.

8.1.2.                  All Alterations, subject to consent as provided above, shall be made at Sublessee’s sole cost and expense (except with respect to the Improvement Allowance as defined and as provided in Exhibit C with respect to Tenant’s Work), in a good and workmanlike manner, in accordance with all applicable laws and in accordance with the Prime Lease.  Any ADA or other compliance requirements imposed because of or related to Alterations performed by Sublessee shall be the responsibility of Sublessee and Sublessee’s sole cost.

8.2.                            Removal of Alterations.  Upon the expiration or sooner termination of the Sublease Term, all Alterations (including but not limited to the Tenant’s Work) shall remain on the Subleased Premises and become the property of Sublessor unless Sublessor or Prime Lessor shall give written notice to Sublessee to remove the same, which written notice shall be given (if at all) only at the time such party’s consent to the Alteration is given; provided, however that Sublessee shall be required to remove any Alteration which is part of the laboratory installed in connection with Tenant’s Work if and to the extent such removal is required by Prime Landlord, but Sublessee shall not be required to remove any alteration, which was installed or constructed prior to the term of this Sublease.  Sublessee shall remove any Sublessee Alterations which

Sublessor requires that Sublessee remove, and will repair and restore any damage to the Subleased Premises caused by the installation or removal of such Alterations.  Without limiting the generality of the foregoing, if required by Prime Lessor, all wiring and cabling installed by or for Sublessee, whether inside or outside the Subleased Premises, shall be removed by Sublessee (or, at Sublessor’s election, by Sublessor), at Sublessee’s sole cost and expense, at the expiration or earlier termination of the Sublease Term.  If Sublessee fails to perform any of its obligations under this Section 8.2, Sublessor may perform such obligations on behalf of Sublessee, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Sublessor, shall be paid by Sublessee to Sublessor as Additional Rent within thirty (30) days after Sublessee is billed therefor.

9.                                      Mechanics Liens; Other Encumbrances.

9.1.                            Obligation to Discharge; Failure to Discharge.  Sublessee shall keep the Subleased Premises, the Premises and the Land free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Sublessee.  Should any lien be made or filed in connection with the Alterations, Sublessee shall bond against or discharge the same within thirty (30) days after receiving notice thereof, regardless of the validity of the lien or claim.  If Sublessee shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Sublessor may have, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding.  Any amount so paid by Sublessor and all costs and expenses incurred by Sublessor in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Sublessor’s making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor on demand.

9.2.                            No Consent Implied.  Nothing set forth in this Sublease shall be deemed or construed as (A) a consent or request by Prime Lessor or Sublessor, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Subleased Premises, the Premises or the Land or any part thereof; or (B) giving Sublessee or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Subleased Premises, the Premises, the Land or any part thereof.  Neither this Sublease nor any other writing signed by Sublessor or Prime Lessor shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Sublessee is or was for the immediate use or benefit of Sublessor or Prime Lessor.

10.                               Indemnification.

10.1                        Sublessee covenants and agrees to indemnify, defend, and hold harmless Sublessor, Prime Lessor, and their respective partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Sublessee’s use of the Premises, the conduct of Sublessee’s business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Premises or the common areas, except to the extent Sublessor is responsible therefor pursuant to this Sublease;; (B) injury to persons or damage to property caused by the negligence or otherwise tortious acts of Sublessee or Sublessee’s agents, employees, contractors, subtenants, licensees or invitees; (C) any breach by Sublessee, its agents, employees, contractors, subtenants, licensees or invitees of any covenant or agreement made by Sublessee pursuant to this Sublease, including, without limitation, the covenants and agreements incorporated from the Prime Lease by reference, pursuant to Article 2 of this Sublease.

10.2                        Sublessor covenants and agrees to indemnify, defend, and hold harmless Sublessee and its partners, shareholders, officers, directors, agents and employees, from and against any and all liabilities, claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Sublessor’s use of the Premises, the conduct of Sublessor’s business therein, or any activity, work or thing done, permitted or suffered by Sublessor in or about the Premises or the common areas, except to the extent Sublessee is responsible therefor pursuant to this Sublease; (B) injury to persons or damage to property caused by the negligence or otherwise tortious acts of Sublessor or Sublessor’s agents, employees, contractors, subtenants, licensees or invitees; and/or (C) any breach by Sublessor, its agents, employees, contractors, subtenants, licensees or invitees of any covenant or agreement made by Sublessor pursuant to this Sublease or pursuant to the Prime Lease, and (D) any indemnification obligation of Sublessor to Prime Lessor pursuant to the Prime Lease to the extent such indemnification obligation does not also constitute an indemnification obligation of Sublessee pursuant to Section 10.1.

11.                               Environmental Matters.

11.1.                     Definitions.  The following terms, as used in this Article 11, shall have the meanings set forth below:

11.1.1.                       “Hazardous Substance(s)” means any substance, material or waste defined as a pollutant or contaminant, or as a hazardous, toxic or dangerous substance, material or waste, under any Environmental Law.

11.1.2.                       “Environmental Laws” means all Federal, state and local laws, statutes, ordinances, codes, regulations and other requirements respecting the environment, including but not limited to those respecting (A) the generation, use, handling, processing, storage, treatment, transportation, or disposal of any solid or hazardous wastes, or any hazardous or toxic substances or materials; (B) pollution or contamination of land, improvements, air (including indoor air), or water (including groundwater); and (C) emissions, spills, releases, or discharges of any substance onto or into the land, improvements, air (including indoor air), or water (including groundwater), or any sewer or septic system; (D) protection of wetlands; (E) aboveground or underground storage tanks; (F) air quality (including indoor air quality) or water quality (including groundwater quality); and (G) protection of endangered species.

11.1.3.                       “Environmental Release” means any intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, infecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Hazardous Substance from, on, into or about the Subleased Premises, the Premises or the Land, including, without limitation, petroleum, petroleum products, PCBs and asbestos.

11.2.                     Use.  Sublessee shall not use, or permit its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf to use the Subleased Premises or any portion of the Land for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Hazardous Substance.  Notwithstanding the foregoing, Sublessee may use small quantities of Hazardous Substances as are used in normal office environments and/or in conjunction with Sublessee’s normal business activities so long as such use is in strict compliance with all Environmental Laws.

11.3.                     Environmental Release.  Sublessee shall not cause or permit to exist, as the result of an action or omission by Sublessee or its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf, an Environmental Release.  The occurrence of an Environmental Release, or a violation of any covenant, representation or warranty of this Article 11, shall be a Default under this Sublease.

11.4.                     Waste Receptacles and Plumbing.  Sublessee shall not place or permit its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf to place any Hazardous Substance in any waste receptacle located in or about the Subleased Premises, the Premises, the Land or the plumbing or sewer systems of the Land.

11.5.                     Compliance With Laws.  Sublessee shall comply and shall cause its agents, employees, contractors, subtenants, licensees or invitees acting on Sublessee’s behalf to comply with all Environmental Laws.

11.6.                     Indemnification.

11.6.1.                       Without limiting the generality of Article 10 of this Sublease, Sublessee covenants and agrees to indemnify, defend, and hold harmless Sublessor, Prime Lessor, and their respective partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Environmental Releases to the extent caused by Sublessee, its agents, employees, contractors, subtenants, licensees or invitees, or (B) failure of Sublessee, or its agents, employees, contractors, subtenants, licensees or invitees to comply with the provisions of this Article 11.

11.6.2.                       Sublessor covenants and agrees to indemnify, defend, and hold harmless Sublessee and its partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, judgments, losses, suits and damages arising out of or connected with (A) Environmental Releases to the extent caused by Sublessor, its agents, employees, contractors, subtenants, licensees or invitees, or (B) failure of Sublessor, or its agents, employees, contractors, subtenants, licensees or invitees to comply with the provisions of this Article 11.

12.                               Surrender; Holdover.

12.1.                     Condition Upon Surrender.  At the expiration or earlier termination of the Sublease Term, Sublessee shall promptly surrender possession of the Subleased Premises and all Alterations (subject to Article 8 of this Sublease), in accordance with the decommission plan

(described below) and as good order and condition as when possession was taken by Sublessee, excepting only (i) ordinary wear and tear, (ii) damage and destruction caused by casualty, (iii) condemnation, and (iv) Alterations that are not required to be removed, as described in Section 8.2 of this Sublease.  Not later than nine (9) months prior to the Expiration Date Sublessee shall provide to Sublessor a decommissioning plan for the Subleased Premises, subject to Sublessor’s reasonable approval.

12.2.                     Personal Property.  Sublessee shall remove all personal property (including the FF&E upon notice from Sublessor) from the Subleased Premises at the expiration or earlier termination of the Sublease Term.  Any personal property which shall remain in the Subleased Premises after the expiration or earlier termination of the Sublease Term shall be deemed to have been abandoned and either may be retained by Sublessor as Sublessor’s property or may be disposed of in such manner as Sublessor may see fit.  Any costs of removing and disposing of the personal property incurred by Sublessor, together with interest at the Overdue Interest Rate from the date such costs and expenses are incurred, shall be paid by Sublessee to Sublessor as Additional Rent within thirty (30) days after Sublessee is billed therefor. If such personal property is sold by Sublessor, Sublessor may receive and retain the proceeds of such sale as Sublessor’s property.

12.3.                     Holdover.  If Sublessee retains possession of the Subleased Premises or any part thereof after the termination of this Sublease by expiration of the Sublease Term or otherwise, Sublessee shall pay Sublessor (A) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to one and a half times the Monthly Base Rent in effect immediately prior to the expiration or earlier termination of the Sublease Term, plus all Additional Rent payable hereunder, and (B) all damages, costs and expenses sustained by Sublessor by reason of Sublessee’s holding over.  All of Sublessee’s obligations with respect to the use, occupancy and maintenance of the Subleased Premises shall continue during such period of retention; however, neither the compliance with such obligations nor the payment of the amounts set forth above in this Section shall create any right in Sublessee to continue in possession of the Subleased Premises or limit any rights or remedies of Sublessor resulting from such holdover.

13.                               Default of Sublessee.

13.1.                     Defaults Enumerated.                         It shall be a default under this Sublease (a “Default”) if:

13.1.1.                       Sublessee fails to pay any installment of Rent or other sum due under this Sublease when the same is due and payable) and such failure continues after written notice given by or on behalf of Sublessor to Sublessee for more than five (5) days, provided that Sublessor is only required to provide such notice once in any twelve (12) month period;

13.1.2.                       Sublessee fails to observe or perform any other covenant or agreement of Sublessee contained in this Sublease (including, without limitation, the covenants and agreements incorporated from the Prime Lease by reference, pursuant to Article 2 of this Sublease) and such failure continues after written notice given by or on behalf of Sublessor to Sublessee for more than twenty (20) business days and such additional time, if any, as is reasonably necessary to cure such failure, provided Sublessee commences to cure such failure within such twenty business-day period and diligently thereafter prosecutes such cure to completion; or

13.1.3.                       Sublessee does or causes to be done or suffers or permits to be done any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessor’s rights under the Prime Lease to be cancelled, terminated, forfeited or prejudiced or which would render Sublessor liable for any damages, fines, claims, penalties, costs or expenses under the Prime Lease; or

13.1.4.                       Sublessee abandons the Subleased Premises; or

13.1.5.                       Sublessee uses or occupies the Subleased Premises other than as permitted under this Sublease; or

13.1.6.                       Sublessee assigns this Sublease or subleases all or any portion of the Subleased Premises, or purports to assign this Sublease or sublease all or any portion of the Subleased Premises without the prior written consent of Sublessor; or

13.1.7.                       Sublessee files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed within sixty (60) days after the filing thereof, or Sublessee consents or acquiesces in the filing thereof; or

13.1.8.                       a custodian, receiver, trustee or liquidator of Sublessee or of all or substantially all of Sublessee’s property or of the Subleased Premises shall be appointed in any proceedings brought by or against Sublessee; or

13.1.9.                       Sublessee shall generally not pay Sublessee’s debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

13.2.                     Grace Period Provisions.  The notice and grace period provisions in Sections 13.1.1 and 13.1.2 above shall not apply to the Defaults referred to in Sections 13.1.3 through 13.1.9 inclusive.

14.                               Remedies.

The rights and remedies of Sublessor upon the occurrence of a Default under this Sublease, shall be the same as the rights and remedies of Prime Lessor upon the occurrence of an event of default under the Prime Lease.

15.                               Provisions Concerning Remedies.

15.1.                     Survival of Sublessee’s Obligations.  No expiration or termination of this Sublease pursuant to Section 14 above or by operation of law or otherwise, and no repossession of the Subleased Premises or any part thereof pursuant to Section 14 above or otherwise shall relieve Sublessee of its liabilities and obligations under this Sublease, all of which shall survive such expiration, termination or repossession, and Sublessor may, at its option, sue for and collect all Rent and other charges due hereunder at any time as and when such charges accrue.

15.2.                     Injunction; Other Remedies.  In the event of breach or threatened breach by Sublessee of any provision of this Sublease, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for in this Sublease.

15.3.                     Waiver of Redemption.  Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Sublease is terminated, or in the event of Sublessor obtaining possession of the Subleased Premises, or in the event Sublessee is evicted or dispossessed for any cause, by reason of violation by Sublessee of any of the provisions of this Sublease.

15.4.                     Rights Cumulative.  No right or remedy conferred upon or reserved to Sublessor in this Sublease is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given in this Sublease or now or hereafter existing at law or in equity or by statute.

15.5.                     Expenses.  In the event that Sublessor commences suit for the repossession of the Subleased Premises, for the recovery of Rent or any other amount due under the provisions of this Sublease, or because of the breach of any other covenant of Sublessee in this Sublease, Sublessee shall pay Sublessor all expenses incurred in connection therewith, including reasonable attorneys’ fees.

15.6.                     Waivers.  No waiver by Sublessor of any breach by Sublessee of any obligations, agreements or covenants in this Sublease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver of any rights and remedies with respect to such or any subsequent breach.

15.7.                     WAIVER OF JURY TRIAL.  SUBLESSEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SUBLESSOR ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, SUBLESSEE’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR ANY OTHER REMEDY WITH RESPECT THERETO.

16.                               Security Deposit.

16.1.                     Amount.  Simultaneously with the execution of this Sublease, Sublessee shall deliver a letter of credit in accordance with industry standards and otherwise in form and substance as reasonably required by Sublessor in the amount of $200,000.00 to secure Sublessee’s performance of its obligations under this Sublease (the “Security Deposit”).

16.2.                     No Interest.  Sublessee shall receive no interest on the Security Deposit. Sublessor may commingle the Security Deposit with other moneys of Sublessor.

16.3.                     Application.  Upon the occurrence of a Default, Sublessor may, without prejudice to Sublessor’s other remedies, apply part or all of the Security Deposit (A) to cure the Default, in whole or in part, and (B) to any losses or damages suffered by Sublessor by reason of such Default.  If Sublessor so applies part or all of the Security Deposit, Sublessee shall within ten (10) days after written demand, pay Sublessor the amount necessary to restore the Security Deposit to its original amount.

16.4.                     Transfer of Sublessor’s Interest In Sublease.  In the event of a sale, assignment or other transfer of Sublessor’s interest in this Sublease, Sublessor shall have the right to transfer the Security Deposit to the purchaser, assignee or transferee.  If such purchaser, assignee or transferee acknowledges receipt thereof and assumes all of Sublessor’s obligations under this Sublease, then Sublessee agrees to look only to the new sublessor for the return of the Security Deposit and to release Sublessor from all liability for the return of the Security Deposit.

16.5.                     Return of Security Deposit.  Any part of the Security Deposit not used by Sublessor shall be returned to Sublessee not later than thirty (30) days  after the latest to occur of (A) the expiration of the Sublease Term; and (B) the surrender of the Subleased Premises by Sublessee in accordance with the terms of the Sublease.

17.                               Quiet Enjoyment.

Subject to the terms and conditions of this Sublease, Sublessor warrants to Sublessee that it will take no action to disturb the quiet enjoyment of Sublessee for so long as Sublessee performs all obligations of the sublessee under this Sublease.  Sublessor makes no warranty respecting action by any other party, including, without limitation, Prime Lessor.

18.                               Sublease Subordinate to Prime Lease; Termination of Prime Lease.

18.1.                     Sublease Subordinate.  This Sublease and the rights of the parties under this Sublease are subject and subordinate to the Prime Lease.

18.2.                     Termination of Prime Lease.  If the Prime Lease is terminated for any reason, this Sublease shall terminate as of the date of termination of the Prime Lease and Sublessor shall have no liability to Sublessee as a result of such termination.

19.                               Notices.

Any notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered by (a) hand delivery, or (b) commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to Sublessor:

Shire Human Genetic Therapies, Inc.

1200 Lakeside Drive

Bannockburn IL, 60015

Attention: Michael Connor

Head of Global Real Estate

With a required copy to:

Shire Human Genetic Therapies, Inc.

730 Stockton Drive

Exton PA 19341

Attention:  Legal

Head Counsel Global Contracts

Shire Human Genetic Therapies, Inc.

1200 Lakeside Drive

Bannockburn, IL  60015

Attention:  Michael Connor

Head of Global Real Estate

If to Sublessee:

Prior to Sublessee’s occupancy of the Subleased Premises:

Kiniksa Pharmaceuticals

15 Walnut Street

Suite 200

Wellesley, MA 02481

Attention:  Legal Department

From and after Sublessee’s occupancy of the Subleased Premises:

Kiniksa Pharmaceuticals

100 Hayden Avenue

Lexington, MA 02421

Attention:  Legal Department

or to such other address as either party may from time to time specify in writing to the other party.  Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery).  Any notice which is received on a Saturday, Sunday or a legal holiday, or after 5:00 p.m. prevailing local time at the place of receipt, shall be deemed received on the next business day.

20.                               Prime Lessor’s Consent.

20.1.                     Sublease Conditioned Upon Consent.  This Sublease is subject to, and conditioned upon, Sublessor’s obtaining the written consent of Prime Lessor to this Sublease (the “Prime Lessor’s Consent”).

20.2.                     Delivery of Information.  Sublessee shall promptly deliver to Sublessor any information reasonably required by Prime Lessor (in connection with the Prime Lessor’s Consent) with respect to the nature and operation of Sublessee’s business and/or the financial condition of Sublessee.

20.3.                     Agreements for Benefit of Prime Lessor.  Sublessor and Sublessee hereby agree, for the benefit of Prime Lessor, that neither this Sublease nor the Prime Lessor’s Consent shall:

20.3.1.                       create privity of contract between Prime Lessor and Sublessee;

20.3.2.                       be deemed to amend the Prime Lease in any way (unless Prime Lessor shall have expressly agreed in writing to such amendment); or

20.3.3.                       be construed as a waiver of Prime Lessor’s right to consent to any assignment of the Prime Lease by Sublessor or any further subletting of the Premises.

20.4.                     Fee.  Any fee charged by Prime Lessor in connection with the Prime Lessor’s Consent shall be paid by Sublessor.

20.5.                     Effect of Failure to Obtain Prime Lessor’s Consent.  If the Prime Lessor’s Consent is required under the Prime Lease and Prime Lessor fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease by the parties, either Sublessor or Sublessee may terminate this Sublease by giving written notice to the other at any time thereafter, but before Prime Lessor grants such consent.  Upon such termination, (A) Sublessor will return the Security Deposit and any prepaid rent to Sublessee, (B) this Sublease will become null and void, and (C) neither party will have any liability or obligation to the other under this Sublease.

21.                               Brokers.

Sublessor and Sublessee represent and warrant to each other that no broker or finder other than TWRBJ and CBRE (the “Brokers”), were instrumental in arranging or bringing about this transaction and that there are no claims or rights for commissions, finders’ fees or other compensation (collectively, “compensation”) by any person or entity other than the Brokers.  Sublessor shall be solely responsible for all compensation payable to the Brokers, pursuant to a separate agreement between Sublessor and Brokers.  If any broker or finder asserts a claim for compensation based upon any actual or alleged contact, dealings or communication with Sublessor or Sublessee, then the party through whom such broker or finder makes its claim shall indemnify and hold the other party (the “Indemnified Party”) harmless from and against any and all claims, damages, judgments, suits, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by or brought against the Indemnified Party in connection with such claim for compensation.

22.                               Patriot Act; Executive Order 13224; Anti-Money Laundering Act; Definitions.

22.1.                     Representation and Warranty.  Sublessee and Sublessor represents and warrants to the other that (a) no Benefited Party is a Prohibited Person, and (b) no Benefited Party is in violation of the Executive Order, the Patriot Act, the Anti-Money Laundering Act, or any order, rule, regulation or recommendation promulgated under or in connection with the Executive Order, the Patriot Act or the Anti-Money Laundering Act.

22.2.                     Covenants.  Sublessee covenants and agrees to ensure that throughout the Term (a) no Benefited Party will be a Prohibited Person, and (b) no Benefited Party will be in violation of the Executive Order, the Patriot Act, the Anti-Money Laundering Act, or any order, rule, regulation or recommendation promulgated under or in connection with the Executive Order, the Patriot Act or the Anti-Money Laundering Act.

22.3.                     Certification.  On request from time to time, Sublessee and Sublessor covenants and agrees promptly to deliver to the other party such certification or other evidence as may be requested, confirming that all Benefited Parties are in compliance with the requirements of this Section.

22.4.                     Definitions.

22.4.1.                       “Benefited Party” means and includes (a) Sublessee or Sublessor, as applicable; (b) any officer, director, shareholder, partner or member of Sublessee or Sublessor, as applicable; (c) any direct or indirect holder of any equity interest in Sublessee or Sublessor, as applicable; and (d) any affiliate of Sublessee or Sublessor, as applicable.

22.4.2.                       “Prohibited Person” means and includes any person or entity with whom US persons or entities are prohibited or restricted from doing business pursuant to (a) the Executive Order and the Annex thereto, (b) the regulations of the Office of Foreign Asset Control of the Department of the Treasury (including the Specially Designated Nationals and Blocked Persons List, as updated from time to time, and (c) any other statute, law, executive order, rule, regulation or other governmental action.

22.4.3.                       “Executive Order” means Executive Order 13224 signed on September 24, 2001 and titled “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”

22.4.4.                       “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

22.4.5.                       “Anti-Money Laundering Act” means the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.

23.                               Miscellaneous.

23.1.                     Interpretation of Sublease.  The headings and captions in this Sublease are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Sublease or any of its provisions.  Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

23.2.                     Governing Law; Jurisdiction and Venue.  This Sublease shall be governed by and construed in accordance with the laws of the State of California.

23.3.                     No Recording.  Neither this Sublease nor any memorandum or short form thereof may be recorded by Sublessee.

23.4.                     Survival.  Any covenants set forth in this Sublease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Sublease, shall survive the expiration or earlier termination of this Sublease.

23.5.                     Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

23.6.                     Transmission of Sublease by Facsimile or PDF.  The transmission of a signed counterpart of this Sublease by facsimile or by portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Sublease, and shall constitute valid and effective delivery for all purposes.  If either party delivers a signed counterpart of this Sublease by transmission of a facsimile or PDF, it shall also send promptly thereafter by overnight courier or personal delivery a signed original counterpart of this Sublease to the other party, but failure to do so shall not render this Sublease void or voidable by either party.

23.7.                     Binding Effect; Assignment.  Subject to Article 7, this Sublease shall be binding upon, and inure to the benefit of, the parties to this Sublease and their respective successors and assigns.

23.8.                     Joint and Several Liability.  If two or more individuals, corporations, partnerships, or other entities (or any combination of two or more thereof) sign this Sublease as sublessee, the liability of each such individual, corporation, partnership or other entity to pay Rent and perform all other obligations of Sublessee under this Sublease shall be joint and several.

23.9.                     Entire Agreement; Requirement for Writing.

23.9.1.                       This Sublease and the Exhibits attached to this Sublease contain the final and entire agreement of Sublessor and Sublessee and are intended to be an integration of all prior negotiations and understandings.  Neither Sublessor nor Sublessee shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Sublease.

23.9.2.                       No change or modification to this Sublease shall be valid unless the same is in writing and signed by the parties to this Sublease.

23.9.3.                       No waiver of any of the provisions of this Sublease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

23.10.              Severability.  If any provision of this Sublease, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Sublease and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

23.11.              Time of Essence.  Time is of the essence of each and every provision of this Sublease of which time is an element.

23.12.              Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft of this Sublease by one party to another is not intended by either party to be an offer to enter into a legally binding contract.  The parties shall be legally bound pursuant to the terms of this Sublease only if and when Sublessor and Sublessee have fully executed and delivered to each other a counterpart of this Sublease.

24.                               FF&E, Generator, UPS and Security System.

24.1.                     FF&E.  During the Sublease Term, Sublessee shall have the right to use the furniture and equipment listed in Exhibit A attached to the form bill of sale (the “FF&E”) attached to this Sublease as Exhibit D (the “Bill of Sale”), and upon expiration of this Sublease, Sublessee shall remove the FF&E from the Subleased Premises. Upon Sublessee’s request following the Commencement Date and provided that Sublessee is not then in Default (which condition may be waived by Sublessor) the FF&E shall be deemed transferred by Sublessor to Sublessee, and upon request by Sublessee to Sublessor, Sublessor shall execute and deliver to Sublessee the Bill of Sale evidencing such transfer of ownership of the FF&E.   Sublessor makes no representations, express or implied, as to the condition, usefulness or state of function or repair of the FF&E including without limitation, warranties of fitness or merchantability, it being expressly understood that the FF&E is being transferred to Sublessee “as is, where is”, with all faults.

24.2.                     Generator and UPS.  Sublessee at its costs shall maintain the existing back-up generator and UPS located at the Building, in good operating condition.  Sublessee shall use not more than its Sublessee’s Share of the power from the generator and UPS and remaining power shall be available to sublessor and future tenants.  The generator and UPS are provided to Sublessee in their “as is” condition without representation or warranty.  Sublessee shall have no obligation to remove or restore the back-up generator and UPS upon the expiration of the Sublease.

24.3.                     Security System.  Sublessee shall at its cost maintain and operate the existing security monitoring and card access system serving the Building and parking areas.  Sublessee shall upon request provide card access to Sublessor and its future subtenants in the Building.  Sublessee shall have no obligation to remove or restore the security system upon the expiration of the Sublease.

25.                               Signage.

Sublessee shall be permitted to install appropriate signage in the Building lobby, on the exterior of the Building and on the existing Building sign monument. All costs associated with the purchase, installation, maintenance and eventual removal of such signage shall be borne by Sublessee. All signage shall be subject to applicable laws, regulations and covenants to which the Land is subject and Prime Lessor’s and Sublessor’s review and approval, which shall not be unreasonably delayed or conditioned.  Sublessor shall not be required to remove its existing signage in order to accommodate Sublessee’s signage.

26.                               Right of First Offer.

The rentable area of the Leased Premises other than the Subleased Premises (the “Remaining Space”) is available for lease and is being marketed for lease by Sublessor  In the event that  there then exists no uncured Default by Sublessee under this Sublease following applicable notice and cure periods, Sublessee shall have a right of first offer to lease the RFO Offered Space (as defined below), upon the following terms and conditions (the “RFO Option”).  If at any time after the Commencement Date Sublessor provides a written proposal to a prosepctive third party subtenant  to lease of all or any part of the Remaing Space (the “Prospective Sublessee”) and Sublessor receives a counter proposal from the Prospective Sublesse, Sublessor shall, prior to entering into a binding commitment to sublease all or any part the Remaining Space (which exact space shall be referred to as the “RFO Offered Space”) to such Prospective Sublessee, Sublessor shall provide written notice to Sublessee (the “Sublessor’s RFO Space Notice”).  In no event shall Sublessor enter into a sublease of the RFO Offered Space or an assignment of the Prime Lease for the Remaining Space without first fulfilling the process and ntoice requirements outlined in this Section 26 in each instance.  The Sublessor’s RFO Space Notice shall describe the terms and conditions under which Sublessor is willing to lease the RFO Space to Sublessee (provided, however, that the Base Rent to be paid by Sublessee to Sublessor with respect to the  RFO Offered Space shall be the Monthly Base Rent hereunder, pro rated on a per square foot per annum basis) including but not limited to the proposed commencement date for Sublessee’s occupancy of the  RFO Offered Space.  The expiration date of the lease of the RFO Offered Space shall be coterminous with the expiration date of this Sublease, and the lease of the RFO Offered Space shall otherwise be on all of the terms and conditions set forth in this Sublease, including but not limited to the Bill of Sale for the furniture located within the RFO Offered Space.  Sublessor shall have no obligation whatsoever to construct and/or install, at its sole cost and expense or otherwise, or to reimburse Sublessee for the cost of, any alterations or improvements of any kind to the RFO Offered Space (including, without limitation, any alterations or improvements similar or dissimilar in nature to the Sublessee improvement work) except an improvement allowance equal to $10.00 per rentable square foot of the RFO Offered Space multiplied by a fraction, the numerator of which is the number of months in the Sublease term for the sublease of the RFO Offered Space and the denominator of which is the number of months in the initial Sublease Term from the Base Rent Commencement Date to the Expiration Date.  In the event that Sublessee shall desire to lease the RFO Offered Space from Sublessor on the terms and conditions set forth in the  Sublessor’s RFO Space Notice, then and in such event, Sublessee shall give legally binding notice thereof to Sublessor (the “Sublessee’s RFO Space Notice”) not later than five (5) business days after the date of the  Sublessor’s RFO Space Notice.  If Sublessee shall not give the Sublessee’s RFO Space Notice to Sublessor on or before that date which is five (5) business days after the date of the Sublessor’s RFO Space Notice,

Sublessor shall thereupon have the right to enter into a lease with any third party for the RFO Offered Space on terms and conditions upon which Sublessor and such third-party shall agree (including, without limitation, any terms and conditions described in the preceding provisions of this paragraph) without regard to this Section 26 or the Expansion Option described in Section 27 below; provided, however, (i) Sublessor may only enter into a lease with such third party for the exact space identified in the RFO Space without being subject to the process outline in this Section and the Expansion Option, and (ii) Sublessee’s RFO Option and Expansion Option shall remain in full force and effect for any Remaining Space other than the RFO Offered Space.  Notwithstanding anything to the contrary set forth elsewhere in this Sublease, Sublessee’s rights under this Section 26 are granted by Sublessor exclusively to the originally named Sublessee under this Sublease and shall not be assignable to or exercisable by any other party.

27.                               Option to Sublease

27.1.                     In the event that  there then exists no uncured Default by Sublessee under this Sublease following applicable notice and cure periods, Sublessee shall have the option to lease all or any portion of the Remaining Space upon the following terms and conditions (the “Expansion Option”).  If at any time after the Commencement Date Sublessee delivers written notice to Sublessor, Sublessee shall have the option to exapnd the Subleased Premises to include any or all of the Remaining Space (the “Expansion Space”), provided, however that the size and the location of the Expansion Space must be acceptable to Sublessor.  The sublease of the entire balance of the first floor and a sublease of the entire second floor are deemed acceptable Expansion Spaces.   In the determination of acceptable Expansion Space, Sublessor may consider the marketability of the remaing space and the cost of demising the proposed Expansion Space. The expiration date of the lease of the Expansion Space shall be coterminous with the expiration date of this Sublease, and the lease of the Expansion Space shall otherwise be on all of the terms and conditions set forth in this Subease, including but not limited to the Bill of Sale for the furniture located within the Expansion Space which Sublessor elects to transfer to Sublessor,  except that the Base Rent to be paid by Sublessee to Sublessor with respect to the Expansion Space shall be the Monthly Base Rent hereunder, pro rated on a per square foot per annum basis.  Sublessor shall have no obligation whatsoever to construct and/or install, at its sole cost and expense or otherwise, or to reimburse Sublessee for the cost of, any alterations or improvements of any kind to the Expansion Space (including, without limitation, any alterations or improvements similar or dissimilar in nature to the Sublessee improvement work) except an improvement allowance equal to $10.00 per rentable square foot of the Expansion Space multiplied by a fraction, the numerator of which is the number of months in the Sublease term for the sublease of the Exapnsion Space and the denominator of which is the number of months in the initial Sublease Term from the Base Rent Commencement Date to the Expiration Date.  Within thirty (30) days after Sublessor’s receipt of the Sublessee’s notice exercising the Expansion Notice, the parties shall execute an amendment to this Sublease to further reflect the sublease of the additional space pursuant to this Section 27; however, the failure to execute such amendment shall not relieve or release the parties from their obligations regarding the subleasing of such additional space as provided in this Section 27.  Notwithstanding anything to the contrary set forth elsewhere in this Sublease, Sublessee’s rights under this Section 27 are granted by Sublessor exclusively to the originally named Sublessee under this Sublease and shall not be assignable to or exercisable by any other party.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

SUBLESSOR:

SHIRE HUMAN GENETIC THERAPIES, INC.

By:	/s/ Jason Baranski
Name:	Jason Baranski
Title:	Secretary & Director

SUBLESSEE:

KINIKSA PHARMACEUTICALS CORP.

By:	/s/Thomas Beetham
Name:	Thomas Beetham
Title:	EVP

EXHIBIT A

PRIME LEASE

100 liAYU.I!:N AVI::NUE L EXIN GTON, MASSACllUS f TTS L asc Dated May tJfl.,200S TillS INSTRUMRN'T' lS AN U'/D\ITURE OF LEASE in which the lAndlord and ihe Tenant are the parties hereirofter named, and which relues to space ina CC!lain building (the ''Building'j known as. nod wit h nn address nt, I00 H"ydn Avenue, Loxington, Massachusetts. The parties to U1is Judcnlurc of L<: C>-e hereby agree with ench other a8 follows; AK"IICI.I·1. Ref erence Dll\11 l .l Subjects Referred To Each reference in this l.cosc to nny or thu following subjects shnll be cQI\strued 10 incorporate the data stated for thor subject in thiArticle: Moatime1·H. Zuckerman and &I ward 1-1. Linde, TmstcC or92 Haydo Avenue Tm'!l under lA"'CiarotiQn of l'ru,ort dated Au&18. 19S3, recurded with the Middlesex South District Registry Qf Deeds inl:!ook 15218.1'ago25 as mncodcd by instrument dated Oc«>ber :lO, 1997 recorded withnid Registry inl!ook 27863, Page 347, but not individually. Lwltllord; Landlord 's Original 1\ddres: c/o 1:3oston Prof'(:rtics Limited Partnrship Prudential Center 800 HoyiMon Street, Suite 1900 Boston, MA 02199-SlO:l Landlord's Construction Reprcscutntivc: Michael Schumacher Al'v1AG Pharmaceuticals.Inc., u f)elaware corporation. Tenant: 125 C"omhridge Park Drive Cambri:lgr, Ma:sachu_o;et1s 02140 Tcnent '• Original Address:

| | |
|---|---|
| Tenant's Construction Representative: | John Colorusso |
| Commencement Date: | The date of this Lease. |
| Rent Commencement Date: | February 1, 2009 |
| Term (Sometimes Called the "Original Term"): | The period from the Commencement Date through August 31, 2016, unless extended or sooner terminated as provided in this Lease. |
| Extension Options: | Two successive (2) periods of five (5) years each as provided in and on the terms set forth in Section 8.20 hereof. |
| The Site: | That certain parcel of land known as and numbered 92-100 Hayden Avenue, Lexington, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto. |
| The Building: | The three (3) story Building on the Site known as and numbered 100 Hayden Avenue, Lexington, Massachusetts. |
| The Additional Building: | The two (2) story Building on the Site known as and numbered 92 Hayden Avenue, Lexington, Massachusetts. |
| The Buildings: | The Building and the Additional Building. The Buildings are herein identified. |
| The Complex: | The Building and the Additional Building together with all parking areas, the Site and all improvements (including landscaping) thereon and thereto. |
| Tenant's Space: | The entire Building (but excluding Landlord's management office in the Building), containing 55,924 square feet of rentable floor area as shown on the floor plans annexed hereto as Exhibit D and incorporated herein by reference. |
| Number of Parking Spaces: | 185 spaces in accordance with and subject to the |

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provisions of Section 2.2.I h<!reof. i\nnual Fixed Rnt: (i) During the Odgina.l Term ofLhis Lease-at the luliovi:tlg ann ual rates: (a) l'or the period beginning on the "Commencement Date" (bercinbcfurctlt fioed) and expiring on the day immedlatc:y preceding the "lknt Commencement Dale" (also hcrcinbcloro delined), there shaU be no Annual Fixed Rent payable; (b) For the period begilllling on the Rnt ConunenccmcnL.Date and ending on tl1e lnst of the twelfth (1 211 ) full calendar month lolluwin ' the Rent Date, at : he annual rate {being the prod uct of (i Rcruablc .Floor Arcu of the Prcm i sC ); (c) For the period beginning on the first day of thirteenth (t:i"'l full calendar mootillollowing the Rent Conunencement Date and expil·ing on the last du.y of the twenty fmuth (24'h) full calendar mont h following the Premises Rem Commencement IJatc, at the annual rale or (being the product of(i and the (ii ) RentaiJie Floor Area or t Prcmilll:s); - (d) For the r>edud beginning on the first day of the twenty fifth (25u.) full calendor mooth followi ng the Rent Commencement Dato and ending un tbc last day of the thirty sixth (361ll) full calendar month following the Ronl orumcnc!lnt Date, at the annual rote of {begin 1he product or {i) OJld (ii) Renta ble Fluor Area of Lhe Prem ies); (e) Jlor the pel'iod bcgilming on thefirst day of the thirty seventh (J7'h) full calendar 1\lOJllh following the Rent Conuncncem..:nt Date and ending on the last day of tbe forty eighth (481h) full calendar month following too R nt CoJwueo mnt Date,at the annual rate or

lber:11!.the j:roduct of(i (il) the Rentable t'loor Area of the l'romiw¥); (f) l'or the llCI'iod beginning on the first dny of the forty-ninth (49''1full calendar month followinG the Rent Commencement Date and ending ol! tho I!ISt..day of the sixtieth (60th) full calendar month following the Rent Commencement Date, at the a•uwcll rule of (being the prutluct of (i and (ii) the Rentable Floor /\!'en of thu Prcnti!les); (g) for the penNI begiDni.ng uu the lil'llt <by of the •ixry-lir11t '') full calendar liUlnth following the Ren:Conur.enccrncnt Date and e.•dlinn on thelast day ofthe'sevenry-scoond full cal&ndar month foUowin11 tho Rent DHLe, at the annuol mtc of ·(bc:ing the ]Jroduct uf (i)-Cn oncl (il) t ltc Rntle Hml /\ren of the l'l'urnis s; (h) Fur the period beginning on the Jir,t day of !he seventy-third (73'") full calendar month fol!owine the Rent Commencement l>nto ami ending on the ln.'il day of the ighly founh (S4 full cah.:mlar month following the Rent Commeneemem Date,at the annual rate of (being the product of(!) _ 1nd (ii) the Renta ble Flour Area of the l'rcmlsc:s). r 1he petiud beginning un the firt dr.y or {i) thuight y fifth {85"') fall calendnr month following the Rem Commt>ncement J.)Qte and c1 •cliu:un the lastiul 'J'crm, at lht unnual rote of prod uct of (i) b ing the and {ii) the lentnnle Fluor Areu of the J>remises. (ii) nthe extension option pcliudj {if exercised . dciCrmlllOO purn:.ant to S«tion !1.20. ), 11 D uri Fo {61 .'

| | |
|---|---|
| Base Operating Expenses: | Landlord's Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2009, being January 1, 2009 through December 31, 2009. |
| Base Taxes: | Landlord's Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2009, being July 1, 2008 through June 30, 2009. |
| Tenant Electricity: | As provided in Section 2.8 hereof. |
| Additional Rent: | All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent. |
| Rentable Floor Area of Tenant's Space (Sometimes also called "Rentable Floor Area of the Premises"): | 55,924 square feet. |
| Total Rentable Floor Area of the Building: | 55,924 square feet. |
| Total Rentable Floor Area of the Additional Building: | 31,100 square feet. |
| Total Rentable Floor Area of the Buildings: | 87,024 square feet. |
| Permitted Use: | General office purposes, and as ancillary thereto (but not as primary uses) other uses customarily accessory to and consistent with general office purposes as from time to time permitted as of right by the Zoning By-Law of the Town of Lexington. |
| Initial Minimum Limits of Tenant's Commercial General Liability Insurance: | $5,000,000.00 per occurrence, subject to the requirements of Sections 5.7 through 5.7.11. |
| Brokers: | Jones Lang LaSalle<br>One Post Office Square<br>Boston, Massachusetts 02109 |

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and Cushman fnld Wakefield 125 Summer Street 15m Floor Ooston, Massachusetts 021 10 Security Deposit: 1.2 F.xhihics There are incorporated ns part ofthis Lease: Exhibit A Description of Site l'arking Plan Hxhibit A-I ExhibitB Tenam Plan nnd Working Drawing Requil'!rnenl$ Exhibit C Landlord's Services Floor Plans :xhibit D Exhibit E List of Remaining Cafete ri a and Data Ruum Equipment Furm of Lien Waivers Exhibit t' llxhibit G Forrn of Letter of Credit Exhibit H Hro!<"cr Determination Exhibit I Form of Tenant's Insurance Cettificate(s) 1.3 Table of Articles and Sections ARTICLE I ........................................................................................................................1 Reference DAta......................................................................................................... I 1 .1 1 .2 1 .3 Su!;,iccts Relerred To .......................................................................1 Exhi bi ts............................................................................................6 Table of Articles and Sections.........................................................6 ARTICLE TI........................................................................................................................8 TitBuildings. Premises,Term nnd Rent .............................................................8 The Premises........................................................... ..................8 2.1

2.2 2.3 2.4 2.5 2.6 2.7 2.8 Rights to Use Common J."ecilitics....................................................9 Landlord's Reservations. ..............................................................! 0 I Jabendum.......................................................................,..............I0 Fixed l{ent Paym nts...................................................................,.10 Operating Expenses .......................................................................11 Renl R to.tc Taxes...........................................................................18 Tnunl E ectricity...........................................................................20 ARTICLE m...................................................................................... ......................... 2 t Condition of l'rcmiscs; Altcrations........................................................................21 •• ARTICLE IV .....................................................................................................................26 Landlord'Covcmmts;,lntcrruptions and Delays...................................................26 4.1 4.2 .t.J 4.4 4.5 4.6 4,7 4.8 Landlord CovennJ\1.9.......................................................................26 Interruptions and Delays in Services and Repairs.etc...................26 Landlord's Inclemnity.....................................................................27 T.andlord's lllliUflillCe ..................................................................... 29 Hazardous Materials...................................................................... 30 Compliance with L8w....................................................................31 foumiture Removal .........................................................................31 Cnfeterin Operations ......................................................................31 ARTJCLli V.................................................................................................................32 Teuant's Covcnnnts................................................................................................32 5.1 5.2 5.3 5.4 P.tymcnls ........................................................................................J2 Repair and Yield Up..................................................................32 U >e .................................................................................................33 Obstructions; Items Vi>ib!e Prom Exterior: Rules ond Regulations. .................................................................................................. 34 Safety Appliances..........................................................................34 Assignment;Sublcuse....................................................................34 Tenant's h\demnity, lnsuruncc Ami Rcla(d Matters....................42 Wniver ofSubro).\atiun...................................................................49 Right of Elutty ................................................................................49 Floot·l.o.ad;Prevention of Vibralion and Noise ............................SO Personal Prop rty Taxt!!................................................................50 Compliance with Law..................................................................50 Pnymt!nl of Litigation Expenses....................................................50 Alterations .....................................................................................5J Vcndors..........................................................................................53 Putriot Act......................................................................................53 5.5 5.6 5.7. 5.11 5.9 5.10 5.11 5.12 5.1 J 5.14 .5.1 S 5.16 ARTICLE Vl .....................................................................................................................54 C:osllnhy and Ta kiuM ......................,.......................................................................54 6.! 6.2 Damage Resulting front Casu:dty................................................. 54 Uniu"tmd: Casulllty................... ...................................................56

6.3 6.4 Rights of Termination for Tt.ldng..................................................S6 Award ............................................................................................51 ARTICI.E VJI ....................................................................................................................57 Default ...........................,.......................................................................................5'1 7.1 7.2 Temurt's Defa ult ............................................................................5? Landlord's Dcfuuh.........................................................................61 AR JC'! LE Vil l ..................................................................................................................62 Miscellaneous ........................................................................................................62 8.1 8.2 8.3 8.4 8.5 8.6 8.7 8.8 8.9 8.10 8.1 1 8.12 8.13 8.14 8.:5 !1.:6 8.!7 8.l8 8.1 9 8.20 8.21 K.22 S.23 8.24 8.25 8.26 Extra llazardous Use .....................................................................62 Wniver ...........................................................................................62 Cumulative Remedies....................................................................62 Quiet El\ioymem............................................................................63 Nolice t.o Mortgagee and Ground Lessor.......................................64 /\ssigrunent of l{ents......................................................................64 Surrender ..................................... .................................................65 Brokerage.......................................................................................6S lnvAiidily of Particular Provisions................................................65 Provisions Binding, =.................................................................. 66 Recording; Conlidentiality ............................................................66 l\o!iccs ...........................................................................................(16 When Leae Becomes Binding................ .....................................67 Section Headings ...........................................................................67 RightsofMortgagee .....................................................................68 Stutus Reports and Pinaucial Stntcmcnts.......................................68 Sel f-Help............................................................,...........................69 Holding Ovor .................................................................................70 Extcnion Optivns .........................................................................71 Security D posi t.............................................................................72 Late Payment .................................................................................75 Te=t's Puymems.........................................................................75 Waiver ofTrinl by Jury..................................................................76 'l'enanl '$ Signagc ...........................................................................76 Governing Law..............................................................................77 Rooftop Rigl!l8...............................................................................77 ARTICLE I 2.I The Precises Landlord hereby dl.'mises and leases to Tenru.ll,nd Tonanl hereby hires and acceptfrow Lunulnl'd, Tcnmll's Space i n the Hu ll\ling excluding the roof(but S\lbjcct !0 Tenant's rights under Section 8.27 hereof), and if Tenant's Space is less than the entire Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

Tenant's Space with such exclusions is hereinafter referred to as the "Premises." The term "Building" means the Building identified on the first page, and which is the subject of this Lease and being one of the two (2) Buildings erected on the Site by the Landlord; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the two (2) Buildings and the Site.

2.2 Rights to Use Common Facilities

Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Complex from time to time made by Landlord of which Tenant is given notice common walkways and driveways necessary for access to the Building.

2.2.1 Tenant's Parking

In addition, Tenant shall have the exclusive right, as appurtenant to the Premises, to use, without additional charge, the portion of the parking area shown on the Parking Plan as "100 Hayden Parking Area". The Number of Parking Spaces (referred to in Section 1.1) for the parking of employee automobiles and other passenger vehicles (and the occasional parking of delivery vans) not longer than thirty (30) feet and no more than two such delivery vans at any one time, provided, however, that Tenant shall be responsible for moving such delivery vans in order for Landlord to perform snow plowing and parking lot maintenance; and provided further that Landlord shall not be obligated to furnish stalls or spaces in any parking area specifically designated for Tenant's use. In the event that the Rentable Floor Area of the Premises decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be reduced proportionately. In no event shall Tenant have any right to use parking spaces in the portion of the parking area shown on the Parking Plan as "92 Hayden Parking Area". Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord by notice to Tenant with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-

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transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.5. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord's Reservations

In the event that Tenant's Space is less than the entire Building, Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Any non-emergency work performed pursuant to this Section 2.3 shall be performed at such times and in such a manner so as to minimize interference with Tenant's operations in the Premises. Any non-emergency work shall be performed only after reasonable advance notice to Tenant.

2.4 Habendum

Tenant shall have and hold the Premises for a period commencing on the date of this Lease (the "Commencement Date"), and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 8.20.

2.5 Fixed Rent Payments

Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1) on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth ($1/12^{th}$) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (2) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to (a) one twelfth ($1/12^{th}$) of the annual fixed rent as determined in Section 8.20 for the applicable extension option period. Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of

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lr (iii) hy AC!-1 tronsfcr to Amerk'a in DallliS, Texas, Dank Rouling Number Bruck of America in Dallas, Texas, Bank Routing Numbearnd in the case of (ii) or (ii i) ret rcu ulng Account NumberAccount Name of llo\on Properties, L:P, Tena11t's uome and the Ptopc1 ty add.rAll remithmucreceived by Hoston Properties Lim ited Partnership, as Agents aaforesaid,or by any $Ub!cqucntly designated recipicm,shall be treated as paymnl to Landlord. Aruma! P:..xed Rect for any pa.-tial month shall be paid by Tenant to lAndlord at such rate on a pro mta hasis, Md, if the Rent Commencement Dale is a day other than the first day of a calendar month, the first payment ol' Annual Fixed Rent •.vhich Ttmanl shuII make to r.andlord shall be n paymcnl e<t ualto a proporlionute part of such monthly Annual Fixed Rent for lhp;u·ti1:l month .from lhe Renl Commencemenl Date lo the li.rst ,yl oflht: succeeding c!tlendar month. I Additional Rent J'li)'Ablc by Tenant cJU a monthly ba is, as herei nafter provided, likcwtse slt.lltl be prorat\:0, and the first payment on occount U cereof shall be cet minud i n similar fashion but sball comme:JCe on th:: Comru mCement Date;and other provisioD-of Ibis l .casc calliug fur monthly payments shall be rend ns incorporati ng thin:n,k:mking by Tenant. :-lotwithslnnding that the payment of Annual Fixed Rent payable by Tt:oanlto Landlord shal l not commence cntti!the Rnt Commencement Date, Tenanthal l beubjcctlo, and h ll comply with, uil other provisions or tlli> L-c<csc us 11nu at lhe lime:> provided iu this Lease. The Ammnl fixed Rent :UKI all other charges for which provi..sion is herein 108dc slut!!be paid by Te<Jlllll to Landlord, without offscl,deduction or abatement except !IS ot.l-terwise specifically !let forth in this Lc.a>c. Notwithstanding ouything contained herein or in Section I .1 to the contrary,It is understoodnd ligdr thnt in the event tJtat this Lease is (ermi nat li by rt:asun tm J:lvcnt of Detault during the fi rst thirty (30) montohf the Term, Annual Fixed Rent forthe period commencing on the Ccmmn:ceme:nt IJnte und endionn the 1ast dAy of the free rent period shall immediately bcx:om.:<lu\l nml payable in the amount of...., Tenant shniJ within ten (I 0) days after demOlld dterefor pay Landlord nn ns necessary so that the total Annual Fixed Rent for such period shall equa aforesaid (takin(l into account any amounts previously paid by Tennnt os Annool FLxcd R nl d uring such period). 2.6 .Qpcr.ati us Expenses "Landlord's Operating Expen•cs" mc1ms rc;:1sunablc, out of pocket the cost of opernrion of the Building and the Site whkh shall exclude costs of spocinl services rcndcro.lto tcuams (includiOtJ Te!lllill) for which a separate charge i$ mnde, but shall include, willtout limitation, the followiue:prcmiufor insur.mce carried "'ith respect to the lluildiug and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the managing, operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges including utilities charges for parking lot lighting (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered; costs of maintaining a regional property management office in connection with the operation, management and maintenance of the Building (sometimes called the "Regional Property Management Charge"); and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord during the Lease Term, but only to the extent the same are incurred either (i) to reduce Landlord's Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (the capital expenditures described in subsections (i) and (ii) being hereinafter referred to as "Permitted Capital Expenditures"); plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

Notwithstanding the foregoing provisions, the following shall be excluded from Landlord's Operating Expenses:

(1) Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, and other concessions and expenses incurred in connection with leasing spacing in the Building;

(2) Interest on indebtedness, debt amortization, ground rent, and refinancing costs for

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any mortgage or ground lease of the Building, the Complex, or any portion of either of them;

(3) If the Building shall become a multi-tenant building (i.e., the Building is occupied by two (2) or more tenants, each under a direct lease with Landlord), costs incurred in performing work or furnishing services for any tenant (including Tenant), to the extent that such work or services is in excess of any work or service Landlord is obligated to provide Tenant under this Lease without additional charge. However, as between Landlord and Tenant, the provisions of Section 4.1.2 shall apply in the case of additional services requested by Tenant to be performed by Landlord;

(4) The cost of any item or service to the extent to which Landlord is reimbursed or compensated by insurance, any tenant, or any third party;

(5) The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement, which deductible shall be as reasonably determined by Landlord;

(6) Any advertising, promotional or marketing expenses for the Building;

(7) With the exception of the management fee described in the first paragraph of this Section 2.6 and an allocable portion of the property management office costs and expenses of Landlord or Boston Properties, the cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Buildings in the vicinity of the Buildings (if, in any calendar year, the percentage of revenues used to calculate the management fee shall be greater than the percentage used to calculate the management fee included in Base Operating Expenses, then Base Operating Expenses shall be adjusted and shall be in effect from the year in which the management fee percentage is increased and shall be the management fee that would have been payable, and calculated on the rental income, for calendar year 2009 as if such higher percentage were then in effect.);

(8) Penalties and interest for late payment of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts, provided that Tenant pays Operating Costs and real estate taxes timely as and when due;

(9) Salaries or other compensation paid to employees above the grade of Regional Property Manager except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating

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Expenses for the Building to the extent only that the cost of such service does not exceed the costs of such service had such service been performed by an outside consultant. Further, if and to the extent an employee performs services at the Building and other properties, such employee's labor costs shall be reasonably allocated and only the portion reasonably allocable to the Building shall be included in Landlord's Operating Expenses (Nothing contained herein shall affect Landlord's right to collect the management fee specifically provided for above.);

(10) Cost of purchasing or installing sculpture, paintings or other objects of art;

(11) Cost of repairs, replacements, alterations or improvements necessary to make the Building comply with applicable law in effect as of the date of this Lease;

(12) Legal fees or other expenses incurred in connection with negotiating and enforcing leases with tenants in the Complex;

(13) Depreciation, except that "Permitted Capital Expenditures" (as hereinbefore defined) and interest and amortization thereon, which shall include payments for rented equipment to the extent that such rented equipment would, if purchased, constitute a Permitted Capital Expenditure or would be used in performing the work which constitutes a Permitted Capital Expenditure , shall be included in Operating Expenses;

(14) All costs and expenses of any special events (e.g. receptions, concerts); provided, however, that Tenant shall pay the entire costs and expenses of any special events run by Tenant;

(15) All legal, architectural, engineering, accounting and other professional fees; provided, however, that, subject to the provisions of item 1 above, legal, architectural, engineering, accounting and other professional fees and costs incurred in connection with the management, operation, maintenance, repair and replacement of the Complex shall be included in Operating Expenses;

(16) All costs and expenses attributable to any hazardous wastes, substances, or materials existing as of the date of this Lease (but not any which subsequently arise, other than by reason of the acts or omissions of Landlord, its agents, contractors, or employees) and/or any testing, investigation, reporting, management, maintenance, remediation, or removal thereof; provided, however, Tenant shall be solely responsible for all such costs and expenses for all hazardous wastes, substances and materials resulting from, or caused by Tenant or its contractors, subcontractors, agents, employees or invitees and the cost of testing, investigation, reporting, management, maintenance, remediation and removal thereof. However, there shall be included in Operating Expenses the cost of Landlord's routine annual or other periodic hazardous material or similar inspection of the buildings, the cost of which incurred during the Base Year shall also be included in Base Operating Expenses (and Landlord agrees that Base

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Operating Expenses shall include an amount equal to the cost of such annual inspection, whether or not an annual inspection is actually performed during calendar year 2009);

(17) All charitable or political contributions;

(18) Reserves, provided, however, amounts actually expended in maintaining, repairing and operating the Property shall be included in Operating Expenses;

(19) Costs incurred with respect to the Additional Building or any other building that may from time to time exist on the Site (a "Future Building"); provided, however, that any costs relating to the common areas of the Site) shall be reasonably allocated among the Building, the Additional Building and any Future Building;

(20) All costs and expenses arising out of (i) any violation of law or legal requirement by Landlord, (ii) any violation or breach of any lease of space in the Building, or (iii) any other breach of contract by Landlord;

(21) All general corporate overhead of Landlord or any its agents or affiliates; and

(22) Any management fee other than the management fee and the Regional Property Management Charge set forth in the first paragraph of this Section 2.6; provided, however, that if Tenant requests Landlord or its managing agent to perform work for Tenant beyond that which is covered by this Section 2.6, the same shall be done on a work order basis for which Landlord shall have the right to charge Tenant for Landlord's performing same.

In addition to the foregoing, if in any calendar year after 2009 Landlord shall provide a service that was not provided in 2009, then Base Operating Expenses shall be adjusted to include the reasonable estimate of the cost of providing such services in calendar year 2009. Further, if in any calendar year after 2009, Landlord with Tenant's consent shall cease to provide a service that was provided in 2009, then Base Operating Expenses shall be adjusted to exclude the cost of providing such services in calendar year 2009.

"Operating Expenses Allocable to the Premises" shall mean (a) the same proportion of Landlord's Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to 100% of the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord's Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to 100% of the Total Rentable Floor Area of the Buildings.

"Base Operating Expenses" is hereinbefore defined in Section 1.1. Base Operating Expenses shall not include (i) market wide cost increases due to extraordinary circumstances, including but not limited to Force Majeure (as defined in Section 6.1), conservation surcharges, boycotts, strikes, embargoes or shortages ("Temporary Cost

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Increase"); provided, however, that if any item(s) of Temporary Cost Increases shall continue uninterrupted beyond calendar year 2009, then the amount of such Temporary Cost Increase excluded from Base Operating Expenses with respect to such item(s) shall also be excluded from Landlord's Operating Expenses for and with respect to any such calendar year during which such Temporary Cost Increase continues and (ii) the cost of any Permitted Capital Expenditures; provided, however, that any Permitted Capital Expenditures excluded from Base Operating Expenses shall not be included in Landlord's Operating Expenses in any subsequent year.

"Base Operating Expenses Allocable to the Premises" means (i) the same proportion of Base Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to 100% of the Rentable Floor Area of the Building plus (ii) the same proportion of Base Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to 100% of the Rentable Floor Area of the Buildings.

If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises then, Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6 (the Base Operating Expenses Allocable to the Premises do not include the tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent, separate provision being made in Section 2.8 of this Lease for Tenant's electricity costs for the Premises).

Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises (the "Annual Statement"). The Annual Statement shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by such statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended, net of any sums then due from Tenant to Landlord).

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In addition, Tenant shall make payments monthly on account of Tenant's share of increases in Landlord's Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Term.

Notwithstanding the foregoing, in determining the amount of Landlord's Operating Expenses for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord's Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord's Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

Subject to the provisions of this paragraph and provided that no Event of Default then exists, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expenses Allocable to the Premises:

(1) Such documentation and calculation shall be made available to Tenant at the office (located in the Eastern continental United States) where Landlord keeps such records, during normal business hours within thirty (30) days after Landlord receives a written request from Tenant to make such examination.

(2) Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Landlord's Operating Expenses.

(3) Any request for examination in respect of any Operating Year may be made no more than one hundred eighty (180) days after Landlord delivers the Annual Statement with respect to such period and such examination shall be completed within ninety (90) days after it is commenced, time being of the essence in respect of both periods.

(4) Such examination may be made only by (i) an independent certified public accounting firm, or (ii) a qualified real estate professional or firm approved by Landlord, which approval shall not be unreasonably withheld. Without limiting Landlord's approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

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(5) As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord a commercially reasonable agreement pursuant to which Tenant and its examiners agree to keep confidential any information which either of them discovers about Landlord or the Building in connection with such examination, subject only to those exceptions customarily found in such agreements. Without limiting the foregoing, such examiners shall be required to agree that they will not represent any other tenant in the Building or in the other buildings on the Site.

2.7 Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Term has ended, net of any sums then due from Tenant to Landlord).

In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

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To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

Terms used herein are defined as follows:

(i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean (a) the same proportion of Landlord's Tax Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to 100% of the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord's Tax Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to 100% of the Total Rentable Floor Area of the Buildings.

(iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(iv) "Base Taxes" is hereinbefore defined in Section 1.1.

(v) "Base Taxes Allocable to the Premises" means (i) the same proportion of Base Taxes for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to 100% of the Total Rentable Floor Area of the Building, plus (ii) the same proportion of Base Taxes for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to 100% of the Total Rentable Floor Area of the Buildings.

(vi) "Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, "Abatement Expenses"), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being

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determined, calculated as if Landlord had elected to pay such special taxes or assessments over the longest period allowed by law (whether or not Landlord actually so elects). There shall be excluded from such taxes all income, estate, succession, inheritance, franchise and transfer taxes, and, provided that Tenant has timely paid all amounts due from Tenant under this Section 2.7, any fees, penalties, or interest payable on account of the late payment of any real estate taxes. If at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

(vii) If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

(viii) If Landlord shall receive any refund of any real estate taxes of which Tenant has paid a portion pursuant to this Section 2.7, then, out of any balance remaining after deducting Landlord's reasonable expenses incurred in obtaining such refund, Landlord shall pay or credit to Tenant its proportionate share of said balance, prorated as set forth above, but in no event more than the amount paid by the Tenant with respect to the fiscal year in question.

Tenant shall not have the right to seek an abatement of real estate taxes, but provided Tenant has not assigned this Lease nor sublet more than one (1) full floor in the Building, and there shall not be existing an Event of Default, Tenant shall have the right to request that Landlord seek and abatement of real estate taxes at Tenant's sole cost and expense. Landlord agrees to act reasonably with respect to any such request including meeting with Tenant.

2.8 <u>Tenant Electricity</u>

Commencing on the Commencement Date and continuing throughout the Term (as it may be extended), Tenant covenants and agrees to pay directly to the appropriate utility company providing electricity to the Site, as Additional Rent, all electricity charges for

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lights, power and heating, ventilating and air conditioning consumed at the Premises and for other purposes within the Building ("Tenant Electricity") and all electricity for exterior lighting of the Building (and not the exterior of the Additional Building) ("Exterior Electricity"). There are presently two (2) electric meters, one of which reads only the electricity to power heating, ventilating and air-conditioning to the Premises and the other of which reads both the Exterior Electricity and the Tenant Electricity, and no other electric usage, and Tenant shall be responsible for the full payment of all electrical charges associated with both meters.

Tenant covenants and agrees to take all steps required by the appropriate utility company to provide for the direct billing to Tenant of the Tenant Electricity and the Exterior Electricity including, without limitation, making application(s) to such utility company in connection therewith and making any deposits (including, but not limited to, such letters of credit) as such utility company shall require. Tenant covenants and agrees to pay, before delinquency, all electricity charges and rates for and relating to the Tenant Electricity and the Exterior Electricity and from time to time if requested by Landlord to provide Landlord with evidence of payment to, and good standing with, such utility company as Landlord may reasonably require but not more frequently than twice in any calendar year unless an Event of Default (hereinafter defined) exists in which case there shall be no limitation on the frequency of such request.

ARTICLE III

Condition of Premises; Alterations

3.1 Tenant covenants and agrees that Tenant is leasing the Premises in their as-is condition on the Commencement Date and that, except as expressly provided in the following sentence, Landlord has no obligation to perform or make any additions, alterations, improvements, demolition or other work to the Premises, the Building or the Site. Notwithstanding the foregoing, Landlord agrees that, as of the Commencement Date, the utility and building service systems and equipment serving the Premises shall be in good operating order and condition; provided, however, that the items listed on Exhibit E hereto shall be delivered in their "as is" condition. Further, Tenant acknowledges and agrees that the Commencement Date is a fixed date (being the date of the Lease) and that the Rent Commencement Date also is a fixed date (being February 1, 2009) notwithstanding that Tenant plans to perform improvement and other work in and to the Premises and irrespective of when Tenant begins such work and how long Tenant takes to complete such work. In addition, neither the Commencement Date nor the Rent Commencement Date shall be extended for any reason whatsoever including, without limitation, the time it takes for certificates of occupancy to be issued by the Town of Lexington for Tenant's improvement work in and to the Premises, Tenant hereby acknowledging and agreeing that Tenant is solely responsible for obtaining all such certificates of occupancy. Landlord agrees to cooperate in good faith with Tenant, at no out of pocket expense to Landlord, in Tenant's efforts to obtain such certificates of

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occupancy.

3.2 (A) Tenant, at its sole cost and expense, shall perform all work necessary to prepare the Premises for Tenant's occupancy in accordance with plans and specifications prepared by Baker Design Group, or another architect licensed by the Commonwealth of Massachusetts and approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned, such plans and specifications to be subject to the reasonable approval of the Landlord as set forth below. Tenant hereby acknowledges that the lobby in the Building, including its floor, walls, ceiling, doors and equipment (collectively, the "Lobby"), are new and that in no event shall Tenant make any changes, renovations, alterations or substitutions to or in the Lobby. Further, during the performance of any demolition or improvement work in the Building, Tenant shall take all steps reasonably required by Landlord to protect the Lobby from damage and shall obtain Landlord's approval which approval shall not be unreasonably withheld, delayed, or conditioned for the methods of such protection prior to Tenant performing (or allowing any contractors to perform) any work in the Premises.

Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (the "Tenant's Submission") for work to be performed by Tenant to prepare the Premises for Tenant's occupancy ("Tenant's Work"). Such floor plan layout and working drawings (the "Plans") shall contain at least the information required by, and shall conform to the requirements of, Exhibit B. Tenant's submission shall include at least two (2) full sized sets and two (2) half size sets of Tenant's proposed layout and working drawings. Landlord's approval of the Plans shall not be unreasonably withheld or delayed; however, Landlord's determination of matters relating to aesthetic issues relating to alterations or changes which are visible outside the Premises shall be in Landlord's sole discretion. Landlord shall have seven (7) business days from Tenant's submission made in accordance with the requirements hereof to respond to Tenant's request for approval thereof. If Tenant's submission does not comply with requirements hereof, Landlord shall notify Tenant of same within two (2) business days after Tenant makes any such defective submission, which notice shall specify the respects in which such submission is defective. Any disapproval of any Plans shall set forth in reasonable detail the grounds for such disapproval along with Landlord's suggested corrective measures. If Landlord disapproves of any Plans, then Tenant shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Landlord and shall resubmit such plans to Landlord no later than seven (7) days after Landlord has submitted to Tenant its objections and conditions. Landlord shall have five (5) calendar days from Tenant's resubmission to respond to Tenant's request for approval thereof. Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition. If Landlord fails to respond in writing to Tenant within in the applicable period specified above (i.e., seven (7) business days after Tenant's initial submission and five (5) calendar days after any resubmission), then the submitted plans shall be deemed approved for all purposes of this Article III.

If in connection with the review of Tenant's Plans by the Town of Lexington Building

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Commissioner at the :imc or·r.mant's submission of an application for a bui lding pem1it for Tenaut's Work, it is uter.nined b)• said Building Commissioner that Lhc existing lobby/atrium ;md /or the cxistins means of :g•·css of!he llllilding does!lot compl y with applicable Legal Rc<1uircmcnts .mlthat moditication thereto is {eqllired, t.ondlord, at i sole cost and expense, shall p;:rform modifiCllti oo work to lhc lobby/atrium and/or means of egress which wi ll bring such areas into compliance with the applicable l-egal Rcq\lircm:mts and will otherwise be done ncsthcllcally in a manner a:; detc:nnined by Landlord. If any such modification work shall be requited, the same hall be. performed by Landlord's contractors concurrently with l'cnant's pcrtbrmanre ofTenant 's Work. Not,.i!l:>iwu.ling the foregoing,Ten!lllt shall be solely responsible Cor :ompliunce of Tenant's Plans with opplieal.>ll' Legal Rcquiromnt.and in the event that (D) 011y Tenant's Workpcrlormed in or adjacem to the existing lohhy/ntrimn area as hown vn Exhibit D makes necessary the performanc·of 110y other work in such lobby/alrium or the other existing mellllll of egress from the Duildlng in ordct• for sucb lobby/atrium or Ihe other means ae:gress to comply with applicable LeW!I Requirements, or (b) any ofTenant's Work in the Building is for uses other than general office purposes (and R<'.CCSSOry cai'eta and other ou.st:omory u.oe.aCCC880ry to go:nentl ofilce uses) and :-esuiL,in the existing lobby/atritu::l area or lit> o!l:er existing mew1s nf egres from the Buililing not complying with applicable Legal Requirements, then Tcn. nt, at its sole cosL and expen e. shall be obligated 10 pcrlbrm the work necessary to provide compli ance with dppl il:able. Lcga!Requh'ements (including the appli ; lJ.It.: Ma sachull(!tts Building Code). Once tho Plans have been approved by l.nndlord, Tenant, at ils sole cost and (H) expense,shall promptly, nod with all due dilil:!encc, perform Tenant's Wot'k as set forth on the Plans, m1d.in connection therewith, U <: Tc111mt sh> ll obtllin all ncce.o;sary govtmm.mllnl pennits nnd nppro,<als for Tenant' s Work. Landlord shall coorcrntc with Tenant, al no oul of pocket expe.nse to Landlord nnrl with no liability to Landlord.in Telllln1's effortto obtain such pennits and Hpprovals. All ofTenant's Work hall he pco·fonnod strlutly in accordance with the P ICJ1S and in accordam.:o; with llpplicable Legal Rcquircntents (as defined u1Scction3.4 hereof) •md Insurance Requirements (as dell ned in Section 5.14 hcruof').Tenant shall have Tenant'$ Work pc1t'ormcd by • gcncml contractor first approved by l.andlord. which upproval shall nol be uur<.'awt:ably withheld, dclaycu, or conditioned, which contractor hall ?rovidc to Lllndlord such inura.'lcthe Landlord may reasonably require. La<llonl has provided 10 Ten:mr rules and reguldions relative 10 the performance of Tenant's Work and any other work which the Terumt may perfonn under this .ease nnd Tenant shall abide by all such reasonable rules and regulations orld shall cause all ofilS concrecrors to so ahide. Notwithstanding un}1hiug set forth in sid rules and regulations, 101 t later tloan twent y uJoc (2 t ) days aft'er the dale ot'this Lense, l'enant shall pay to Landlord a one time access fee O" lieu of nny and ull otlu,·,fees fot·accessing the Building d u·ing the performance of iJ; 'JcnarJt's Work. It shall be Te1ant's obligulion to obtain 11 ceriificate or certificates or occupancy nr other l ike novcrnmcnwl 11pprovnl tor the use and occupnncy oflhc.-Premises to the extcul ruJ uired !>y Jaw, and Te:1ant shoJI not nccupy tbe Pn:mi:<es for the conduct or busiuess \CUI and unless It has oblainoo :.uch ap;>roval and has subn,Juoo to l .aodlord a ,.

copy of the same. However, the Commencement Date and the Rent C.ommcnccment Date shall be the1ixetl dates as ct forth in Section 3.1 hereof. Tenant shall also prepare and submit to Landlord pmmptly afler Tenant 's Work is substantially complete aet o ras· bui l t plans in both prittl Mnd dcctronic forms showing the work perfonned hy1'enont to Lhe Premises incbding, without limitation, any wiring or cabling installed by TcnHnt or Tenant's contmciOr for Tenant's computer, te:phone and oihr communication systems. 3.3 Special AUowance. Landlord shall provide to Tenant a sp.,--cinl allowanc.:o_ . . . (beinlllhe product of (i} nJtd (ii) the Rcmablc Floor Area of the l' emise::> (the "Tenant Allowance')' . Tho Tenant Allowance shall be used and applied hy 'fellnllt solely on account of the1:-0st of Tenant's Work Blld the "Applicable Design Costs"(hereinafter delim:d). Provided that Tenant is not in delimit beyond the expirati on of any applicable notice or gri\Ce period of itoblig."ltinnunder tho,; Lci•sc atth:lime that Tenant requests any requittion on account ofTenant's Allowance, Landlord shall pny to·r ontn portion of1hc coS!ul' the wo1k shown on each requ•sition (as hereinafter defi:tt:d) submi ttcd by Tenant lO L.ondlord wilhn thirty (30) days of submission thereof hy Tenam to Landlord, such portion calculated afollows: I f there shall be s·.tch ddault, Landlord shal l not he nhli!llltcd to continut: Em\ling the 'l'enant J\llowilOCe Ulltil and unless such dctim lt is fully cured within the applicahle grace period. u·such dclauJ t is not so cured within the grace JlCriod, Lamllon.l shall have no oblil!1ltion to continue f\mding. Each reqnisition shall "llimh the total co.qt ofTenont's Work (which term, 1\>r thpurposhm-eof, shall irtclude 1\pproved Desisn Cots) incurred during the period covered by sttch requisition. l .andlord siUIII pay for an:l with re.spect to each such requisitton an amount ettual to ihe product of (i) the cost of Tenant's Work lil!t fonh in such requisition, multiplied by (ii) a frnctitu1, the numerator of which i.,ihe total nJYinllnt of the Tenant Allownnce c •ll the dcnomin"tor of which is rl:c total amounl ofth& cost of Temm!'s Wor;;(excluding, however, the cost of ony r;o-called "demountable wall systoms" or other portions, II'any, of Tenant's Work towttrd which the Tenant AllowiiJicc ma)' uul be applied). NotwithstJUlding the foregoinG, ta) in uv t:Vl!nl shalllmllord be roquired to pay lll(ll-e than the t otnl amount orT.,nrll.ll'Allowance, and (b) the final payrncnt(s) ofTcllftnt's Allowance shall. if necessary for Tenant to receive the total=otmt ofTenant's Allowance ihat rennnt is otherwise entitled to re(leive hereunder,be increased to the extent ooct:> aty tor Tenant to receive Sttch toto!amount. For the pufJX.I <'h reof, a "requisition" sholl meon written documentation showing in reasonable detAi l the co ts oftlte improvcmcms then inbi led by Tensnt in the Premises (i.e., the Tenant's Work). &ch requisition sholl l:c accompanied by evidence reasonably sutisfact.ory to r.andlo•d ll•at all work co\•crtxl by previot1S re-quisitions has been fully pai<l by Tenant. Fu.rtlto:r, thparlic.:s bereby auknowledge thJUihe-provisions oft.lu: nK \ to las\ se.nlence of Section 5,14 of lhiLease hal l !!jlpl y to all of Tenant's Work under this Article Ill. At t.wldlor(l's rcqucst lrom time to time, Tenant shall deliver lien waivers from all Cl.'ntrllc·tors and subcontra<;tors performing Tenant's Work. Lamll urd shall have. the right, u pon rcnS()nnble advance notice to Tenant, to examine Teoont's im•oiccs relating to each rcquis:tion in order to verify L"c ll:llnunt ihereof. Tenant shall snbmit Por tr. purposes bef-c-of, the cost to be so requisitiot:(s) no more often than month! )"

r.:imbursctl by Ltmdlord shall consist solely of the cost of leasehold lmpt'Ovements a ud the Approved De. lgn Cost(hereinafter dctincd) bulnot the cost of any o:'Ten mt's personal property, lrutlo fixtuws or trrtde equipment or any so-called so·A·costs or other design costs in excess of the Approved De.•ign Cost.111c "Approved Dcign Cost" shall mean the archl t<:cturnl, engineer:ng <tml spa.ce planning fees and charges actually paid by Tenant to lhitJ purt y, uno.ffilinied arcltitcciA, ett!Yncors nnd space plnnncrs t'Cspocting the prepara1ion ofTennm's Plaus bot not to exceed lhc product of(i) and (ji) the S5,924 square feet of Rentable Floor Area of thel'remi. NotwithstandinG the foregoing, Landlon:l shall be wtdcr no obligation lo apply any portion of tlte Tenant A!lowauc.c for My purposes other than a'i provided in this Section 3.4, nor hall Landlord be deemed tn have a umcd any obligation. in wholur in pm1,of Tenant to any contractors, subconlraclors, suppliers, workers or mutetinlmeJl. Furthe•·, the Ten8nt Allowance shnll onl y 1>c UJ>plicd towards thl' cost of leasehold improvements nnd the Approved Design Cots but in no event shall Lond lord be t·equired lo mn ke O j>pl ie<llion u[ any portion of Ihe Tenant Allowance townrdTennnt'p nonl proJXlrly lillY ''demountable wall system,;", lf any,!rnde fu.iures or moving expenses or on uccoun:of any supervisory fees,overhead. management li.-e3 or ulltcr paymcllls tu Tenant, to any p8l'b'er or affiliate ofTcnr.nt or to any third party excepting"Approved n inn Costs" (hereimibove defined) and payments to Tenant's contmctors. In tle c:wnt thai such cst of Tenant's Work, including the Approved Design Costs, is less than the Tenant Allowance, renaut shall t\ol be entitled to nny payment 01·credit nor shall there be any application of the same townrcl A tmunl l'ixcd Rent or Addition:] Rent owed by Tenant 1111dcr Ihi$ Leose. 3.4 Quality ar.d Perfot mane':of Work /\II construction .,..'Ork required or permitted by this l...ciiSC shall be douc in a good and workclaulikc m rocr and in complia :.ce with all applicable laws,ordinances, mlcs, regulations, smtutes, by-laws, co:n dcci:;iuns, w::d orders and requirementS of all public a uthorities ("wwsl Requirements") and alllmumnce Requitemenl8. All of'lcnanl's work shall be coordinated !;!,oith nny work being p(.:J'lunucd by or iur Landlonl and in uch mn nner as to maintain h"rrnonious labor reladons. Each pruty mny ins1}ect tho work of the other at reasonable times nnd simi I promptly give notice of ob erved defects. Each pariy authorizes the ollt(.:J' to rely in connection with design and construction upon appruvul and oth.:r actionon the party's hehalfby tny Conlltl'llction Representati ve of thparty named in Section 1.1 or atlY person hcrealler dll$ignated in 5\tbstitution or addition by notice ro the party n:J:ing.Tenant acknowledges that Tenant is acting for its O"-D bo:nelit uml atXOunt and that Tenn'.lt will not be Cling 1:1S Lllndlord's agent in performing nnyTerumt Work, accordingly, nu contractor, subcontractor or supplier shall haven rictn lo lien Landlord's interest i.nlhe Property in conneC1ion with 11ny work. ..

## ARTICLE IV

### Landlord's Covenants; Interruptions and Delays

4.1 Landlord Covenants

Landlord covenants and agrees to the following during the Term:

4.1.1 Services Furnished by Landlord.

To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 Additional Services Available to Tenant

To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, at the rates described above in this Section, the charges of Landlord providing any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the express, written request of Tenant within thirty (30) days after being billed therefor.

4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

4.2 Interruptions and Delays in Services and Repairs, etc

(A) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant

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or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(B) Notwithstanding the foregoing, upon the occurrence of any event or circumstance resulting from or caused by (x) any failure of Landlord to provide electrical, heating, ventilating, air conditioning, or all elevator service to the Premises or access to the Premises that prevents Tenant from using the Premises or any portion thereof or (y) any alterations, replacements, or improvements made by Landlord to other tenant premises within the Building (any such event or circumstance described in clauses (x) or (y) above being hereinafter referred to as an "Abatement Event"), Tenant shall give Landlord notice ("Abatement Notice") of any such Abatement Event and if such Abatement Event continues beyond the Eligibility Period (as hereinafter defined), then the Annual Fixed Rent shall be abated entirely or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues both to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Floor Area of the Premises. The term "Eligibility Period" shall mean (i) in connection with a failure by Landlord to provide required services or access to the Premises due to an event or circumstance within Landlord's reasonable control or in connection with any alterations, replacements, or improvements made by Landlord to other tenant premises within the Building, a period of five (5) consecutive business days after Landlord's receipt of any Abatement Notice(s) and (ii) in connection with a failure by Landlord to provide required services or access to the Premises due to an event or circumstance not within Landlord's reasonable control, a period of fourteen (14) consecutive business days after Landlord's receipt of any Abatement Notice(s).

4.3 <u>Landlord's Indemnity</u>

(a) <u>Indemnity</u>. Subject to the limitations in Section 8.4 and in Section 5.7.1 and Section 5.8 of this Lease, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to or death of any person or damage to or

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destruction of the property of any person other than Tenant occurring in the Premises or in the Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or Landlord's employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable to Tenant for any indirect, consequential or punitive damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. The provisions of this Section shall not be applicable to the holder of any mortgage now or hereafter on the Property, the Complex or the Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Property, the Complex or the Building) unless and until such mortgagee shall enter into actual physical possession of the Complex in which case such mortgagee shall be bound under this Section 4.3 for events covered by this Section 4.3 but only first actually occurring from and after the date such mortgagee enters into actual physical possession of the Complex subject to the limitations set forth in Section 8.4, 5.7.1 and 5.8 of this Lease.

(b) Breach. In the event that Landlord breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Landlord shall pay to the Tenant Parties all liabilities, loss, cost, or expense (including reasonable attorney's fees) reasonably incurred by the Tenant Parties as a result of said breach; and (ii) the Tenant Parties may deduct and offset from any amounts due to Landlord under this Lease any amounts owed by Landlord pursuant to this section.

(c) No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord under workers' compensation acts, disability benefit acts, or other employee benefit acts. Landlord waives any immunity from or limitation on its indemnity or contribution liability to the Tenant Parties based upon such acts.

(d) Survival. The terms of this section shall survive any termination or expiration of this Lease.

(e) Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Tenant Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Tenant Parties by reason of any such claim, Landlord, upon request from the Tenant Party, shall resist and defend such action or proceeding on behalf of the Tenant Party by counsel appointed by Landlord's insurer (if such claim is covered by insurance without

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reservation) or otherwise by counsel reasonably satisfactory to the Tenant Party. The Tenant Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Tenant Parties, which consent shall not be unreasonably withheld. Such consent shall not be required for any compromise or settlement pursuant to which the Tenant Parties are completely released from liability.

(f) The provisions of this Section 4.3 are subject to the limitations set forth in Section 8.4 hereof.

4.4 Landlord's Insurance

(a) Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an "all risk" type insurance form, with customary exceptions, subject to such commercially reasonable deductibles as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and permanent fixtures of Tenant located at the Premises but Landlord shall not be obligated to insure Tenant's Property or any demountable walls or partitions. Landlord shall maintain a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office ("ISO") Commercial General Liability Coverage "occurrence" form CG 00 01 10 01 or another ISO Commercial General Liability "occurrence" form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Landlord in this Lease. The minimum limits of liability of such insurance shall be $5,000,000.00 per occurrence per location. Landlord shall maintain worker's compensation insurance or participation in a monopolistic state workers' compensation fund. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord. Upon Tenant's reasonable request from time to time but not more frequently than once each calendar year, Landlord shall provide Tenant with certificates evidencing the insurance coverage required by this Lease.

(b) Optional insurance. Landlord may maintain such additional insurance with respect to the Building, the Site and the Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance, pollution liability insurance and/or rent insurance, as Landlord may in its reasonable business judgment elect, provided that such additional insurance is customarily carried by the owners of buildings similar to the Buildings in the metropolitan Boston area. Landlord may also maintain such other insurance as may from time to time be required by any Mortgagee. The cost of all such additional insurance shall also be part of the Operating Expenses.

(c) Blanket and self-insurance. Any or all of Landlord's insurance may be

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provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by a commercially reasonable program of self-insurance maintained by Boston Properties Limited Partnership and/or Boston Properties, Inc. (or by any successor landlord) through a captive insurance company authorized and regulated by a state government of one of the United States or by the government of the captive's domicile, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance that is equitably allocable to the Building. In addition, with respect to self-insurance:

(i) the cost of such self insurance included in Operating Expenses shall not exceed the cost that Landlord would have incurred to purchase from an insurance company the insurance coverage provided by such self insurance;

(ii) the cost to repair any damage covered by such self-insurance shall not be included in Operating Expenses except for an amount equal to a commercially reasonable deductible under a third-party policy; and

(iii) the provisions of Section 5.8 hereof shall operate to release Tenant from liability for any loss or damage covered by such self-insurance if and to the extent that such self-insurance replaces insurance which Landlord would otherwise have been required to maintain under this Lease but for Landlord's decision to self-insure such risk.

(d) No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant's Property, including any such property of tenant's subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor (except as set forth in Section 4.2(B)) be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant's or any subtenant's or occupant's business.

4.5 Hazardous Materials

Landlord represents to Tenant that to the best of Landlord's actual knowledge as of the Date of this Lease, except as set forth in that certain "Report On Oil And Hazardous Material Site Evaluation Update, 92-100 Hayden Avenue, Lexington, Massachusetts" by Haley & Aldrich, Inc., (File No. 11817-040 dated September, 1996) and that certain "Asbestos Survey Report, 92-100 Hayden Avenue, Lexington, Massachusetts" prepared for Boston Properties, Inc. by Covino Environmental Associates, Inc., dated May 20, 1997 (Covino Project No. 97-00226) (copies of which have been previously provided to Tenant), there are no Hazardous Materials (as that term is defined in Section 5.3 below, which term, for the purposes hereof, shall also include mold) in the Building or on, at, beneath, or migrating from the Site which are required to be investigated, removed, or otherwise abated in accordance with applicable Hazardous Materials Laws. Subject to the limitations of Section 8.4 hereof, Landlord shall remove or abate as required by

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applicable Hazardous Materials Laws Hazardous Materials on, at, beneath, or migrating from the Site or in the Building, provided that the foregoing removal and/or abatement requirements shall not apply to Hazardous Materials (including mold) which first become present in the Building or on the Site after the Commencement Date (x) because of the use, action or (where action is required hereunder or under Hazardous Materials Laws) inaction of any tenant or occupant in the Site, including Tenant, or any employee, agent or contractor of Tenant or (y) because of any use, alterations or other construction by or for Tenant or any occupant (other than any Landlord Party) of the Building (items (x) and (y) being herein collectively called the "Exclusions"). Subject to the limitations of Section 8.4 hereof, Landlord agrees to defend, indemnify, and save Tenant harmless from liability, loss and damage to persons or property and from any claims (including, without limitation, bodily injury, property damage, and environmental clean up claims and notices of responsibility), actions, proceedings and expenses in connection therewith resulting from (1) the inaccuracy of Landlord's representation in the first sentence of this Section 4.5; (2) the presence of Hazardous Materials on, at, beneath, or migrating from the Site or in the Building, except to the extent present as a result of the action of Tenant, or any employee, agent or contractor of Tenant; or (3) the failure of Landlord to fulfill its obligations under the second sentence of this Section 4.5; provided, however, that in no event shall the foregoing indemnity (i) cover or in any way include the Exclusions and (ii) render Landlord liable for any loss or damage to Tenant's Property and Landlord shall in no event be liable for indirect, consequential or punitive damages. This indemnity and hold harmless agreement shall survive the expiration or earlier termination of this Lease.

4.6 Compliance with Law

To comply with all applicable Legal Requirements now or hereafter in force that impose a duty on Landlord with respect to the common areas of the Complex.

4.7 Furniture Removal

Within twenty (20) days following execution of this Lease by both Tenant and Landlord, Landlord shall, at its sole expense, remove all furniture currently located in the Premises other than the fixtures and equipment listed on Exhibit E attached hereto (the "Remaining Equipment"). Tenant shall have the right to use the Remaining Equipment throughout the Term and, at the expiration of the Term, shall return the Remaining Equipment to Landlord in good condition, reasonable wear and tear excepted.

4.8 Cafeteria Operations

Reference is made to the fact that there presently exists within the Building a cafeteria area (the "Cafeteria Space") and cafeteria equipment. During the term of this Lease, Tenant shall have the right, at its sole cost and expense, to operate a cafeteria in the Cafeteria Space for the conduct of a food service for Tenant's employees and business invitees but not for the general public provided, however, that Tenant shall first obtain and shall keep in full force and effect such special permits, approvals, licenses and other approvals as shall be required by applicable laws, by-laws, orders, rules and regulations.

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In connection with the operation of such cafeteria, Tenant may enter into a food service contract with a cafeteria operator or other food service provider. Landlord shall have no liability under such contract but shall have a right to review and approve such contract. Landlord shall have no responsibility for maintenance, repair or replacement of the cafeteria equipment.

## ARTICLE V

### Tenant's Covenants

Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1 Payments

To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Repair and Yield Up

Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, in each case reasonable wear and tear, damage by fire or other casualty or taking under the power of eminent domain and damage resulting from the negligence of any of the Landlord Parties, their agents, contractors or employees or from the failure of Landlord to perform its obligations under this Lease only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises including all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all furniture, fixtures, equipment, goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least thirty (30) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers and all alterations and additions made by Tenant (but specifically excluding all cabling and wiring existing in the Premises as of the date of this Lease) and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other Buildings caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

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5.3 Use

To use and occupy the Premises for no other purpose other than the Permitted Use, and not to injure or deface the Premises, Building, the Additional Building, the Site or any other part of the Site nor to permit in the Premises or on the Site any auction sale, vending machine (other than those used exclusively by Tenant's personnel), or inflammable fluids or chemicals (except as set forth in the last grammatical paragraph of this Section 5.3), or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is likely to disturb the quiet enjoyment of other occupants of the Building or the Additional Building, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate asbestos, petroleum (and any breakdown product thereof), lead containing paint, PCBs, and any other substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall promptly after becoming aware of same notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for office uses, provided that Tenant uses such substances in the manner which they are normally used for office uses, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

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5.4 Obstructions; Items Visible From Exterior; Rules and Regulations.

Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Additional Building or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 Safety Appliances

To keep the Premises equipped with all safety appliances required by any public authority because of (i) any use made by Tenant other than normal office use, (ii) Tenant's particular configuration of furniture within the Premises, (iii) any alterations, additions or improvements made by or on behalf of Tenant in the Premises, or (iv) any subletting of any portion of the Premises, and to procure all licenses and permits so required because of any of the foregoing items described in clauses (i), (ii), (iii), or (iv) above, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use. Landlord agrees to provide any other safety appliances so required by law (i.e., except to the extent the same are required by reason of clauses (i), (ii), (iii), or (iv) above), the cost of which shall be included in Landlord's Operating Expenses to the extent provided in Section 2.6 above.

5.6 Assignment; Sublease

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted herein or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Sections 5.6.2, 5.6.3, and 5.6.4 below, but subject to the provisions of Section 5.6.5, below Tenant shall have the right without Landlord's consent to assign this Lease or to sublet the Premises (in whole or in part) (i) to any entity controlling, controlled by, or under common control with Tenant (any such entity referred to in this item (i), a "Tenant Affiliate"), (ii) or to any entity into which Tenant may be converted or with which it may merge, or (iii) to any entity that acquires substantially all of the stock of Tenant or the assets of Tenant, provided that the entity (other than a Tenant Affiliate) to which this

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Lease is so assigned or which so sublets the Premises and/or any guarantor of such entity has a credit worthiness (e.g., assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease. For the purposes of the preceding sentence, "control" shall mean ownership, direct or indirect, of the majority of the voting equity interests in any such entity. Any of the transfers described in this Section 5.6.1 is referred to herein as a "Permitted Transfer".

5.6.1.1 Notwithstanding the provisions of Section 5.6 above but subject to the provisions of this Section 5.6.1.1 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5, Tenant may sublease up to and including one (1) specific full floor of the Building (as distinguished from floor area on a number of floors totaling the square footage of any given floor) provided that in each instance Tenant, at its sole cost and expense, shall construct such demising walls and secondary or additional means of ingress and egress as shall be required by applicable Legal Requirements and provided, further, that in each instance Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed subleasing if:

(a) the proposed subtenant is (i) a tenant or subtenant in the Additional Building and Landlord then has available for lease space in the Additional Building comparable in size to the space proposed to be subleased to such subtenant or (iii) not of a character consistent with the operation of a first class office and development building (by way of example, Landlord shall not be deemed to be unreasonably withholding its consent to a subleasing to any governmental or quasi-governmental agency that regularly deals with the public at large in such agency's offices, e.g. the Social Security Administration or Registry of Motor Vehicles), or

(b) the proposed subtenant is not of good character and reputation, or

(c) the proposed subtenant does not possess adequate financial capability to perform the obligations of the subtenant under the sublease as and when due or required, or

(d) the subtenant proposes to use the Premises (or part thereof) for a purpose other than the purposes for which the Premises may be used as stated in Section 1.1 hereof, or

(e) the character of the business to be conducted or the proposed use of the premises by the proposed subtenant shall (i) be reasonably likely to materially increase Landlord's Operating Expenses beyond that which Landlord incurs for use by Tenant unless Tenant pays the amount of such increase that is not otherwise passed through to Tenant as part of

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Landlord's Operating Expenses (provided that this clause (i) shall not apply unless and until the Building becomes a multi tenant building, i.e., there is at least one (1) other tenant in the Building under a direct lease with Landlord); (ii) be reasonably likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting; or (iii) violate or be reasonably likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f) there shall then be existing an Event of Default (defined in section 7.1), or

(g) [intentionally omitted.]

(h) any part of the rent payable under the proposed sublease shall be calculated based in whole or in part on the income or profits derived from the Premises or if proposed sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

5.6.2 Except as permitted under Section 5.6.1 above, but subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5 below, Tenant covenants and agrees not to assign this Lease or to sublet more than one (1) specific and complete floor in the Building (which shall be deemed to include, without limitation, any proposed subleasing which together with prior subleasings would result in an area equal to or greater than one (1) specific and complete floor in the Building being the subject of one or more subleases) without, in each instance, having first obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the case of any such sublease so consented to by Landlord, Tenant, at its sole cost and expense shall construct such demising walls and secondary or additional means of ingress and egress as shall be required by applicable Legal Requirements. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a) the proposed assignee or subtenant is (i) a tenant or subtenant elsewhere on the Site and Landlord then has available for lease space in the Additional Building comparable in size to the space proposed to be subleased to such subtenant, (ii) in active negotiation with Landlord for premises in the Additional Building or (iii) not of a character consistent with the operation of a first class development (by way of example, Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency that regularly deals with the public at large in such agency's offices, e.g. the Social Security Administration or Registry of Motor

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Vehicles), or

(b) the proposed assignee or subtenant is not of good character and reputation, or

(c) the proposed assignee or subtenant does not possess adequate financial capability to perform the obligations of the Tenant under this Lease (in the case of an assignment) or of the subtenant under the sublease (in the case of a sublease) as and when due or required,

(d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be reasonably likely to materially increase Landlord's Operating Expenses beyond that which Landlord incurs for use by Tenant unless Tenant pays the amount of such increase that is not otherwise passed through to Tenant as part of Landlord's Operating Expenses (provided that this clause (i) shall not apply unless and until the Building becomes a multi tenant building, i.e., there is at least one (1) other tenant in the Building under a direct lease with Landlord); (ii) be reasonably likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be reasonably likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f) there shall then be existing an Event of Default (defined in Section 7.1), or

(g) [intentionally omitted.]

(h) any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(i) [intentionally omitted.]

(j) [intentionally omitted.]

(k) in the case of a proposed assignment (other than a Permitted Transfer), Landlord elects, at its option, by notice given within twenty (20) days after receipt of Tenant's notice given pursuant to Section 5.6.3 below, to

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terminate this Lease as of the proposed effective date of the proposed assignment, provided, however, that upon such termination, all of Landlord's and Tenant's obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease. Notwithstanding the foregoing provisions of this Section 5.6.2(k), if Landlord notifies Tenant of Landlord's election to terminate this Lease, Tenant shall have the right, by notice to Landlord given within ten (10) days after receipt by Tenant of Landlord's notice of termination, to withdraw Tenant's request to assign this Lease in which event Landlord's election to terminate shall be rendered null and void; or

(l) in the case of a proposed subleasing for a term substantially equal to the then-unexpired Term hereof, which together with prior subleasings would result in an area greater than one (1) specific full floor of the Building being the subject of one or more subleases (other than a subleasing pursuant to Section 5.6.1), Landlord elects, at its option, by notice given within twenty (20) days after receipt of Tenant's notice given pursuant to Section 5.6.3 below, to terminate this Lease as to such portions of the Premises then proposed to be sublet (but not as to any prior subleasings) which would, if made, result in an area greater than one (1) specific full floor of the Building being sublet (herein called the "Terminated Portion of the Premises") as of a date which shall be not earlier than forty (40) days nor later than ninety (90) days after Landlord's notice to Tenant; provided, however that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations as to the Terminated Portion of the Premises relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and, promptly upon being billed therefor by Landlord Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through such termination date; provided, further, that this Lease shall remain in full force and effect as to such remainder of the Premises, except that from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises and, accordingly, Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises, and provided further that Landlord shall, at Tenant's sole but reasonable cost and expense, separately demise the Terminated Portion of the Premises. Notwithstanding the foregoing provisions of this Section 5.6.2(l), if Landlord notifies Tenant of Landlord's election to terminate this Lease as to the Terminated Portion of the Premises, Tenant shall have the right, by

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notice of Landlord given within ten (10) days after receipt by Tenant of Landlord's notice of termination, to withdraw Tenant's request to sublease the Premises in which event Landlord's election to terminate shall be rendered null and void; or

5.6.3 Tenant shall give Landlord notice of any proposed sublease or assignment (which notice, with respect to any assignment occurring by reason of any merger or acquisition of Tenant or its assets pursuant to Section 5.6.1 above, may be given as of the date of such assignment), and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed subletting pursuant to Section 5.6.1.1 or a proposed assignment or subletting pursuant to Section 5.6.2, as the case may be, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.1.1 or 5.6.2 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) the business terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed subletting pursuant to Section 5.6.1.1 or a proposed assignment or subletting pursuant to Section 5.6.2, as the case may be, all other information reasonably necessary to make the determination referred to in 5.6.1.1 or Section 5.6.2 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1; provided, however, that in the case of a merger or acquisition, if required by law or by the terms of any confidentiality agreement to which Tenant is a party, such information may be provided forthwith after the effective date of such assignment. Within ten (10) business days following Landlord's receipt of Tenant's notice given as aforesaid (including notice given by Tenant pursuant to the immediately preceding provision), Landlord shall make and submit to Tenant Landlord's determination as aforesaid or advise Tenant in reasonable detail of the particular respects in which Tenant's notice and/or submission is insufficient (failing which, such notice and submission shall be deemed adequate) in which case Tenant shall re-submit such notice with all required information and thereupon the ten (10) business day period shall again be applicable.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred twenty (120) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 or Section 5.6.2, as the case may be, shall be applicable.

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5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord. The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant directly as a result of such subletting or assignment (exclusive of the rental or purchase price received by Tenant for the transfer of business assets other than Tenant's leasehold interest under this Lease), less the actual out-of-pocket costs of Tenant incurred in such subleasing or assignment (the definition of which consists of rent concessions, brokerage commissions, legal fees of outside counsel engaged by Tenant in connection with such assignment or subleasing, alteration allowances and other cost of any leasehold improvements made by Tenant in connection with such subletting or assignment, as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within fifteen (15) business days of receipt of same by Tenant.

5.6.5 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under Section 5.6.1.1 or Section 5.6.2 above, that both Tenant (except in the event that Tenant ceases to exist through a merger) and the assignee or sublessee enter into a separate written instrument directly with Landlord containing the agreement of the assignee or sublessee Tenant to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the applicable provisions of Sections 5.6 through 5.6.5 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor

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amJ \be liability of Tenant rud: such assignee to,. ubtcnaul, alhct SC: m<ty be) hall bejol m DJ>d sever !. l'urlh.,r, an<l nutwithstanding the fol'egolng, the pnwisious hereof shall not CQnstimlc a recognitimt of the <L<ign111cut 01·the assignco thereunder o1· the sublease or the subtenMt lb.ertmder, as tho case may be, and at LandloJnl'option, upon the terminnlion of the Lease, the assignment or sublease shall be tcnninated. Except ith rcsp«tto any Pe1mitted Tran. fcr,as Additional Rent, Tenant shall reimburse Landlord wilhln L'rirty (30) days a.fter receipt of an invoice from landlord, an amount equal to the reasonable out ofpockel legl anti other expenses (B) incurred hy l .andlord i n conucclion with any request by Tenant for cnn ent to assignment 01' subletting, not to exc c<l I a for any one lt'al\$i1Ciion. Section 5.14 horeof hull appl y to any rcqucill (hr plan review made in com1cction wi th any trnnslcr. (C) If this I .ease be assigned, or if the Prenliscs or any part thereof be sublet or Ol"Ctlpicd by anyone other !ban Teoant, Lmullortl may upun prior notice to Tenant, at any lime and from lime 10 lime after the occurrence of an Event of ).)cfaull by Te.uanl under tbis Lease,collect rent nnd other ch1<r!;es from the assignee, sublessee or occu pant and apply the uct amount collecred to the rent and other cl1 rges herein reserved, but !lo such a sigmncnl, su bleltin ;t, ocCUJ>tmcy or collection shall bo dcemt>\1 a wti vur of this c()venant, or a waiver of the provisions ofSe.ctions 5.6 through 5.6.5 hereof, or the acccptam:c of thessigncc,ublessee or occupant a.q a tenant or a release of Tenant from lhe further perfnnnancc by Tenant of covenants on the part of 'l'ennlll herein contain:.:cl, the Tnant herein nnmed In remnin primarily liabk w1tlcr this. {D) The conscnl by Landlord to an assignment or subletting under any of the provisions ui'Swiions 5.6.1 or 5 .6.2 shnll in no wny be construed \o relieve Tenant from obtaining the express consent in writing of Landlord to nny f\U'ther assignment or Sllblctting, where such consnt is required hereundm·. On and after the owurrence, and during the continuance. o r"" "l!vcnl u l' Dt:lillllt" (dctincd in Section 7.1),Landk>l'rl shnll be entitled to om; hundred prcc:nl (1000/o) ofany 1\ssignmentJSubleasc Pruiits). (E) 1n addition 10 the othr reqHircmcnts set forth in this Lease and ll01ith. tanding any other provision of this Lea.-;e, portiaJ,quhlettings of the Premises shall only be permitted under the following terms And condi1ions: (i) the layout of both the suhleasc<i prcu tisc,; and the remainder of the Premises must comply wit.h applicable laws, ordinances, rules fllltllor l't'gul llions (inch1ding, wl tholll limit tlon, all requi•·e1ncuts concerning access and egress) and m ut be approved by Landlord; (ii) in the event lhc subleo ed premises arc sepratcly physically demised from the remainder of the Premises, Tenant shall pay nil coslol (F)

separately physically demising the subleased premises; and (iii) there shall be no more than two (2) subleases in effect for the Premises at any given time.

(G) Without limiting Tenant's obligations under Section 5.14 or elsewhere in Section 5.6.1.1 and/or 5.6.2, Tenant shall be responsible, at Tenant's sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

5.6.6 Notwithstanding the other provisions of this Lease, Tenant may from time to time and without Landlord's consent permit one or more portions of the Premises to be occupied by Tenant's contractors, subcontractors of Tenant's contractors, and/or employees of any of Tenant's affiliates on a temporary basis pursuant to an oral or written revocable license, which contractors and/or subcontractors are using any such space in connection with the performance of their contract obligations to Tenant in connection with the Permitted Use and without payment of consideration therefor to Tenant other than the performance of such contract obligations, provided, however, that incidental use of such space by any such subcontractor or contractor on behalf of another entity shall not be deemed a violation of this paragraph. Any space used for the purposes of this paragraph shall be unified with (e.g. not separately demised), and indistinguishable from, portions of the Premises not used for such purposes. Without limiting the generality of Section 5.7(A) below, Tenant shall indemnify, defend and save Landlord harmless from and against any liability, loss, cost or damage resulting from the failure of any such contractors or subcontractors to comply with the terms and conditions of this Lease, and any such failure of such contractors or subcontractors to comply with the terms and conditions of this Lease shall be deemed a failure by Tenant to comply. From time to time upon the written request of Landlord, Tenant shall identify in writing any such contractor or subcontractor occupying portions of the Premises pursuant to this Section 5.6.6.

5.7. <u>Tenant's Indemnity, Insurance And Related Matters</u>

(a) <u>Indemnity</u>. To the maximum extent permitted by law, Tenant agrees to indemnify and save harmless the Landlord Parties (as hereinafter defined) from and against all claims for injury to or death of any person or damage to or destruction of property by a third party arising from or claimed by a third party in a legal proceeding to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident,

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injury or damage whatsoever occurring outside the Premises but within the Building, or on common areas or the Property (collectively, "the Complex"), where such accident, injury or damage results, or is claimed by a third party in a legal proceeding to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party's damages result from such Landlord Party's negligence or willful misconduct.

(b) Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including reasonable attorney's fees) reasonably incurred by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this section.

(c) No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers' compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d) Subtenants and other occupants. Tenant shall require its subtenants, if any, to be bound by the terms of this Section 5.7.

(e) Survival. The terms of this section shall survive any termination or expiration of this Lease.

(f) Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant's insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties, which consent shall not be unreasonably withheld. Such consent shall not be required for any

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compromise or settlement pursuant to which the Landlord Parties are completely released from liability.

5.7.1. Tenant's Risk.

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant's own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation or claim to or destruction of any of Tenant's property (including, but not limited to, claims for the interruption of or loss to a Tenant Party's business), based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of the Landlord Parties; provided, however, in no event shall the Landlord Parties have any liability, to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant's business. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building. Nothing in this Section shall be deemed to affect Tenant's rights under Section 4.2(B) of this Lease subject, however, to the limitations set forth in Sections 5.8, 8.4 and this Section 5.7.1.

5.7.2 Tenant's Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability

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insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office ("ISO") Commercial General Liability Coverage "occurrence" form CG 00 01 10 01 or another ISO Commercial General Liability "occurrence" form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000.00 per occurrence per location. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

5.7.3 Tenant's Property Insurance.

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance, and insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's property, fixtures, furniture, equipment, machinery, goods, supplies, wares, merchandise including without limitation, all demountable partitions and walls. The "all risk" insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant's Property, subject to a commercially reasonable deductible consistent with Section 5.7.5. The business interruption insurance required by this Section shall be an amount not less than One Million Dollars ($1,000,000.00). In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant's expense, shall also maintain, or shall cause its contractor(s) to maintain, builder's risk insurance for the full insurable value of such work. Landlord and such additional persons or entities with an insurable interest in the Premises as Landlord may reasonably request by written notice to Tenant shall be named as loss payees, as their interests may appear, on the policy or policies required by this section.

In the event of loss or damage covered by the "all risk" insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article VI of this Lease.

5.7.4 Tenant's Other Insurance

Throughout the Lease Term, Tenant shall obtain and maintain (1) worker's compensation insurance or participation in a monopolistic state workers' compensation fund; and (2) employer's liability insurance or (in a monopolistic

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state) Stop Gap Liability insurance. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, Five Hundred Thousand Dollars ($500,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

5.7.5 Requirements for Insurance

All insurance required to be maintained by Tenant or Landlord pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least "A" and are within a financial size category of not less than "Class X" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance required to be maintained by Tenant shall: (1) be acceptable in form and content to Landlord (Landlord agreeing to act reasonably and in good faith); (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first endeavoring to give Landlord thirty (30) days' prior written notice of such proposed action. No such policy shall contain any deductible greater than $25,000.00 with respect to Tenant's commercial general liability insurance and $100,000.00 with respect to Tenant's Property Insurance. All deductibles and self-insured retentions under any policy maintained by Landlord or Tenant shall be deemed to be "insurance" for purposes of the waiver in Section 5.8 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance if and to the extent such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

5.7.6 Additional Insureds

The commercial general liability carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 5.7.2 of this Lease, shall name Landlord, Landlord's managing agent, and such other Persons with an insurable interest in the Premises as Landlord may reasonably request by written notice to Tenant from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant

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(collectively "Additional Insureds"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

5.7.7 Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance, respectively, are attached as Exhibit I). In jurisdictions requiring mandatory participation in a monopolistic state workers' compensation fund, the insurance certificate requirements for the coverage required for workers' compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord's request.

5.7.8 Subtenants

Tenant shall, by the terms of any sublease, require its subtenants to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 5.7 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

5.7.9 No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler,

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sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord's right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

5.7.10 Tenant to Pay Premium Increases

If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Complex or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord's demand. Landlord agrees that the use of the Premises for office use only will not, per se, result in any increase in premium. Landlord agrees that Landlord's Operating Expenses shall not include any additional premium payable by reason of any hazardous activity beyond office use conducted by any other occupant of the Complex.

5.7.11 Tenant's Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer's liability, builder's risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord's written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant's contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord's managing agent, and such other Persons with an insurable interest in the Premises as Landlord may reasonably request by written notice to Tenant from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively "Additional Insureds"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the

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earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

5.7.12 Definitions of Landlord Parties and Tenant Parties

The term "Landlord Party" or "Landlord Parties" shall mean Landlord, any affiliate of Landlord, Landlord's managing agents for the Building, each Mortgagee, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term "Tenant Party" or "Tenant Parties" shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

5.8 Waiver of Subrogation

The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all "Tenant Parties" (hereinafter defined), and in the case of Tenant, against all "Landlord Parties" (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall cause its subtenants, if any, of the Premises to be bound by the provisions hereof. In addition, the parties hereto (and, in the case of Tenant, its subtenants) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation so long as no material additional premium is charged for such waiver. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties' waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

5.9 Right of Entry

To permit Landlord and its agents to examine the Premises at reasonable times and (except in the event of an emergency) upon reasonable prior notice and subject to Tenant's reasonable security requirements of which Landlord has been given prior notice, and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary (provided, however, that Landlord will make repairs or replacements within the Premises only to the extent permitted or required under this Lease); to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to

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prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Notwithstanding the foregoing, Landlord's building engineer or property manager (and assistant building engineer or assistant property manager) shall have the right to have an office in the Building and/or to perform his duties in the Building (including scheduling service contractors and performing or causing repairs, replacements and other work to be performed) without giving prior notice. Landlord agrees that except in the case of an emergency, it will conduct any such entry contemplated by this Section 5.9 in such a manner so as to minimize any interference with the conduct of Tenant's business operations in the Premises (consistent with the nature of the reason for such entry).

5.10 Floor Load; Prevention of Vibration and Noise

Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 Personal Property Taxes

To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 Compliance with Laws

Except as otherwise expressly provided in Section 4.6 above, to comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any installations, alterations or additions to the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13 Payment of Litigation Expenses

As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant (Landlord hereby similarly agreeing to pay all reasonable third party costs, counsel or other fees incurred by Tenant in connection with the successful enforcement by Tenant of

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any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

5.14 Alterations

(A) Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole but reasonable discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Article III) which (a) in Landlord's reasonable opinion will materially adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent, in Landlord's reasonable judgment, with alterations satisfying Landlord's standards for new alterations in the Building. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant's insurance obligations (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord's agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord's interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord as a fee for Landlord's review of any work or plans (excluding any review respecting initial improvements performed pursuant to Article III hereof but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time spent by Landlord's in-house personnel and (ii) all reasonable third party expenses incurred by Landlord to review Tenant's plans and Tenant's work (Landlord hereby agreeing to cap any plan review costs (i.e., inclusive of

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items (i) and (ii) above) relating to interior, non-structural alterations, addition or improvements that do not impact Building systems at $6,000.00 in connection with any single request for approval). All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workers first approved by Landlord, which approval shall not be unreasonably withheld. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security reasonably satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord, which approval shall not be unreasonably withheld, and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Except with respect to purely cosmetic work, such as floor and wall coverings, Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant's computer, telephone and other communications systems is installed by Tenant or Tenant's contractor. Without limiting any of Tenant's obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements directly as a result of any work performed by Tenant. Landlord shall have the right to provide such rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations of which Tenant has received advance written notice and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

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Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

(B) Notwithstanding the terms of Section 5.14(A), Tenant shall have the right, without obtaining the prior consent of Landlord, to make alterations, additions or improvements to the Premises where:

(i) the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(ii) the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii) the cost of any individual alteration, addition or improvement shall not exceed $30,000.00; and

(iv) Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within ten (10) days prior to the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given within ten (10) days of its receipt of such plans and specifications, may require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement at the expiration or earlier termination of the Lease Term.

5.15 Vendors

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or interfere with Building construction or operation and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld.

5.16 Patriot Act.

As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive

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Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 5.7 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

## ARTICLE VI

## Casualty and Taking

### 6.1 Damage Resulting from Casualty

In case during the Lease Term the Building is damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred seventy (270) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

In case during the Lease Term, the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred seventy (270) days from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

Not later than thirty (30) days after the occurrence of any casualty damage to the

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Building, Landlord shall cause a reputable, independent contractor, engineer, insurance adjuster or other qualified professional to prepare an estimate of the time that would be required to restore the Building as required by this Article VI, which estimate shall be delivered to Landlord and Tenant within such thirty-day period. Such estimate shall provide the basis for the termination rights, if any, of Landlord and Tenant under the preceding two paragraphs.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property, it being agreed that Tenant's Property includes all demountable partitions and walls) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds. At its sole cost and expense, Tenant shall restore and/or replace Tenant's Property including the demountable partitions and walls.

If neither party has previously terminated this Lease and such restoration is not completed within ten (10) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond twelve (12) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such ten-month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, "Force Majeure" shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to

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obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control or attributable to Tenant's action or inaction.

6.2 Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord or required to be maintained by Landlord hereunder and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 Rights of Termination for Taking

If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes in Tenant's reasonable business judgment, shall be taken by condemnation or right of eminent domain, Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date that Tenant is deprived of possession with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if (x) the entire Building shall be taken or (y) so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date that Tenant is deprived of possession with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding

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Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Award

Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and, for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE VII

Default

7.1 Tenant's Default

(a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

(i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) business days after notice from Landlord to Tenant

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thereof; or

(ii) Landlord having rightfully given the notice specified in subdivision (i) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

(iii) Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Section 5.6 through 5.6.5 of this Lease; or

(iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vi) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(vii) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed

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for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance).

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re- enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable out of pocket expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been

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applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control within the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts" hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building.

(d) (i) Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant for any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

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(e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord reasonably considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole but reasonable judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord's Default

Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation, or, if such failure is of a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly to remedy the same within such thirty-day period and to prosecute such remedy to completion with diligence. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

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## ARTICLE VIII

## Miscellaneous

8.1 Extra Hazardous Use

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2 Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant or Landlord, as the case may be, of any provisions of this Lease. In addition to the other remedies provided in this Lease, each of Tenant and Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

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8.4 Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. Provided no Event of Default then exists, Tenant, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without hindrance or ejection by any persons claiming by, through, or under Landlord or claiming to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors, including ground or master lessees, only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, and Landlord's interest in the proceeds of any fire or casualty insurance policy, or any liability insurance policy including, without limitation, any self insurance (but in the case of liability insurance and self-insurance only to the extent of an unsatisfied loss event covered by Landlord's indemnification obligation under Section 4.3 hereof), or condemnation award attributable thereto, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord's obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under

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this Lease or act as any termination of this Lease.

In no event shall Landlord or Tenant ever be liable to the other party for any indirect or consequential damages suffered from whatever cause; provided that the foregoing shall not limit or alter any procedural right or remedy of Landlord under this Lease nor shall the same apply to the obligations of Tenant with respect to any hold over by Tenant after the expiration or earlier termination of this Lease.

8.5 Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 Assignment of Rents

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any

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such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 Surrender

No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 Brokerage

(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the brokers, person or firm, if any, designated in Section 1.1 hereof (the "Recognized Brokers"); and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Recognized Brokers, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Recognized Brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Brokers for the Original Term of this Lease.

8.9 Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

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8.10 Provisions Binding, etc

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Recording; Confidentiality

Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Each of Landlord and Tenant shall be bound by that certain confidentiality agreement dated as of February 11, 2008, by and between Tenant and Boston Properties Limited Partnership. Notwithstanding the terms of such agreement, Landlord and Tenant each acknowledge and agree that the other shall have the right to file this Lease with the Securities and Exchange Commission forthwith after the mutual execution and delivery hereof if applicable laws, ordinances, statutes, rules or regulations require such filing. In addition, Landlord shall have the right, from time to time during the Lease Term, to request and obtain from Tenant the financial information and other information set forth in Section 8.16(A) and (B) and Landlord shall have the right from time to time to disclose any such financial information subject to the terms of said Section 8.16(A) and (B).

8.12 Notices

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing (and no inference shall be drawn from the fact that certain provisions of this Lease require "written notice" where others simply require "notice") and shall be sent by overnight commercial courier (which obtains a signature upon delivery) or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of

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this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises with a copy to Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110, Attention: Michael J. Moran (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 When Lease Becomes Binding

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

8.14 Section Headings

The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. Wherever in this Lease it is stated that any approval, consent, or the like shall not be unreasonably withheld, such statement shall be read as meaning that the same shall not be unreasonably

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withheld, delayed, or conditioned.

8.15 Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including, without limitation, the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such commercially reasonable instruments of subordination and recognition as such mortgagee may reasonably request subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request (Tenant hereby agreeing to pay any legal or other fees charged by the mortgagee in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

Landlord represents and warrants that there is no mortgage or ground lease encumbering the Building or the Site as of the date of this Lease.

8.16 Status Reports and Financial Statements

(A) Recognizing that either party may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party, on the request of the other made from time to time, will promptly furnish to the other, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such status statement delivered by Tenant pursuant to this Section 8.16(A) may be relied upon by any Interested Party.

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(B) For so long as Tenant is a publicly-traded entity and timely files its financial statements with the Securities And Exchange Commission under and with Forms 10Q and 10K, Tenant shall have no obligation to deliver financial statements to Landlord. In the event that Tenant ceases to be a publicly-traded entity for reporting purposes, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, audited financial statements of Tenant, if Tenant has its financials audited or financial statements certified by the Chief Financial Officer of Tenant (in any case such financial statements shall be prepared in accordance with GAAP consistently applied) including, but not limited to, a balance sheet, income statement and cash flow statements which financial statements shall include sufficient detail and information for Landlord to assess Tenant's financial condition. Such financial statements may, as requested by Landlord, include financial statements for the past three (3) years (if available), and any such status statement and/or financial statement delivered by Tenant pursuant to this Section 8.16(B) may be relied upon by any Interested Party. Landlord shall keep any non-public information provided by Tenant pursuant to this Section 8.16(B) confidential, and shall not disclose the same other than (i) on a need to know basis to Landlord's officers, employees and consultants (or to any of the Interested Parties), all of whom shall be instructed to keep such information confidential, or (ii) to the extent required by applicable law or by any administrative, governmental or judicial proceeding.

8.17 Self-Help

(A) If Tenant shall at any time default in the performance of any obligation under this Lease after notice to Tenant thereof and expiration of the applicable cure period, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All reasonable, out of pocket sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A., or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

(B) In the event (a) Landlord fails to make such repairs as are required of Landlord under this Lease or to perform any other obligations of Landlord hereunder within thirty (30) days (or such shorter period as may be appropriate in an emergency) after written notice from Tenant to Landlord and to the holder of any mortgage on the Property of which Tenant has been given written notice by Landlord specifying the nature of such repairs or other obligations or (b) if such repairs or other obligations are of the type which cannot be made or performed within such thirty (30) days after such written notice from

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Tenant, then if Landlord fails to commence making such repairs or to perform such obligations within such thirty (30) day period and thereafter prosecute such repairs or other obligations to completion, then thereafter at any time prior to Landlord commencing such repairs or other obligations, Tenant may, but is not obligated to, make such repairs or perform such other obligations and may make a demand on Landlord for payment of the reasonable out of pocket cost thereof actually incurred by Tenant and Landlord shall pay the reasonable out of pocket cost thereof; provided, however, if within thirty (30) days after receipt of such demand, Landlord shall not have paid same, then Tenant shall have the right either (i) to bring suit in a court of competent jurisdiction in the Commonwealth of Massachusetts or (ii) to arbitrate such claim pursuant to the provisions of subsection (C) below, in either case seeking payment of the sum so claimed in Tenant's demand. However, in no event shall Tenant have the right to offset against Annual Fixed Rent, or any Additional Rent or other charges payable under this Lease. Further, Landlord's failure to pay Tenant's demand shall not be a default of Landlord or give Tenant the right to terminate this Lease, Tenant's only right being to bring suit or arbitrate as aforesaid. If either Tenant or Landlord elects to arbitrate such claim, then as to that claim the electing party hereby waives the right to bring suit on such claim other than to enforce the result of such arbitration.

(C) Any disputes relating to this Section 8.17 may be submitted to arbitration in accordance with the provisions of Massachusetts law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City of Boston. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in any court of law with jurisdiction over the Building, and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment is in issue, the amount billed by Landlord having been paid by Tenant.

8.18 Holding Over

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this

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Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, if Tenant holds over in the Premises for a period exceeding thirty (30) days after the expiration of the Term of the Lease, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19 Extension Options

(A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the applicable option to extend and as of the commencement of the applicable Extended Term in question (i) there exists no Event of Default (defined in Section 7.1) and there have been no more than two (2) default occurrences during the Term, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than one (1) specific floor in the Building (except for an assignment or any subletting permitted without Landlord's consent under Section 5.6.1 hereof and any subletting of a specific and complete floor for a term that expires at least twelve (12) months before the expiration of the Original Term), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option periods as hereinbelow set forth) for two (2) successive period(s) of five (5) years as hereinafter set forth. Each option period is sometimes herein referred to as an "Extended Term." Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B) If Tenant desires to exercise the then applicable option to extend the Lease Term (if any shall remain), then Tenant shall give written notice (the "Exercise Notice") to Landlord, not later than nine (9) months prior to the expiration of the Term of this Lease

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as it may have been previously extended exercising the then applicable and available option to extend (the "Outside Exercise Date"), which election shall be irrevocable (the "Exercise Notice"). Within ten (10) business days after Landlord's receipt of the Exercise Notice, or if Tenant delivers an Exercise Notice earlier than the Outside Exercise Date, then, on or before the date that is nine (9) months before the expiration of the Original Term, Landlord shall provide Landlord's quotation to Tenant of a proposed annual rent for the Extended Term for the Premises ("Landlord's Rent Quotation"). If at the expiration of forty-five (45) days after the date when Landlord provides such quotation to Tenant (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the applicable Extended Term and executed a written instrument confirming the Annual Fixed Rent for the applicable Extended Term pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit H) for the applicable Extended Term for the Premises, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the applicable Extended Term shall be ninety five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then the Annual Fixed Rent during the applicable Extended Term shall be equal to Landlord's Rent Quotation.

(C) Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 8.20; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Original Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.

(D) Notwithstanding anything herein contained to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Term hereof.

8.20 Security Deposit

(A) On or before the date that is seven (7) business days after the execution and delivery of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Four Hundred Fifty Nine Thousand Nine Hundred Seventy Five Dollars ($459,975.00) and Landlord shall hold the same, throughout the Term of this Lease (including the

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Extended Terms, if exercised), unless reduced or sooner returned to Tenant as provided in this Section, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease (the "Security Deposit"). Notwithstanding any other provision of this Lease to the contrary, in no event shall Tenant or its contractors perform any work in the Building until Tenant has delivered the Security Deposit to Landlord.

(B) The Security Deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (herein called a "Letter of Credit"). The Letter of Credit shall (i) be issued by and drawn on Bank of America, N.A. or another bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor's Professional Rating Service of BBB- or a comparable minimum rating from Moody's Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit E, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord's managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge to Landlord, (v) permit presentment in the continental United States, and (vi) provide that any notice to Landlord be sent to the notice address provided for Landlord in this Lease. Time is of the essence with respect to all time periods for Tenant's action under this Section 8.21. The failure of Tenant to provide any financial statements, documentation or any Letter of Credit as and when required under this Lease (time being of the essence) shall be a default of Tenant under this Lease, subject, however, to the notice and cure provisions of Article VII hereof.

If the credit rating for the issuer of any Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to provide the same within thirty (30) days following Landlord's written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. The Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the applicable Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current applicable Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing applicable Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this Section 8.21.

Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant's sole

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risk and shall not relieve Tenant of its obligations hereunder v.ith regud to 1 he sccul'lty deposit. Upon tliu occum:nce of any Event of l)cfuHILandlord shal l have the right from l ime to time withOl1-1 prejudice to any other n.:mdy Landlnrd may have on occoum !hereot to drnw 011ull or any portion of such de]Xlsit held ns a l.etter of Ctcdit nnd to apply the proceeds of such Letter of Creditor any Ca$h held as such deposi t, or any part thet·eof, to Landlord'dwn tges arising from such F.vent of Defilult on the part ol'T<.: lanl ulldcr the Icons of this Lease. If I andlord w upplics all or any portion of such depo. t, Tenant shall within seven (7) days after ooticc from Landlord deposiL CI!l>h with Landlord inlll1amount sufficient to restore :ruch deposit to (be f.tll amount stated in this Sectior. 8.21. While r,all(tlurd holds any cash deposit Landlord shall hnve no obligation to pay interest on th;same w1d shall have the right to commingle the arne witll l,llndlord's other funds. Neither the holrler of tl mortgage nor the landlord in a ground lcflSc on property whi<.:h incl uds the Premises shall ever be respousi\Jic to Tenant lor the retllm or application of nny such dcpO'iil, wb<:th<:t or t\Ot i l succeeds to the position ot' Lm1ulord hereunder, urllcs ucb deposit shall have been recei ved ln h•ud by such holder or ground la:!dlord. (C)(i) Por purpO$ehereof, the ''Applicabk Financial Test"shall mean Tenant shall have generated aross Rcv nucs" (hereinafter defined) of not less than One H11ntlred Fifty Million Dollars ($150,000,<)()0.00). "Gross Revenues"shall mean and he n.q del111cd underGAAP. Tenant shal l lww "Nt lncome" (hereinafter defined) of not I \:. :>lllliO Fil\cen Million Dollars ($1 5,000,000.00). "Net t ucomc"hall mean and be as de lined under Gl\t\P; anj (li) I'or purposes hereof, "TClllUlt's Submitted Financial Documcntnlion"shall nleitl\ financial statements (including, but not limited to,income and cxp osc statements and a balance sheet) for Tcnl\llt' s most recently comple1ed fiscal year ccrtiGed by the Chief financial Otliccr of Tenant and uch other Jinan<:i:.l information and documentation as l..undlmd may Icasonably request. (iii) 'Provided nnd on lht: con:.lition that, for n consecutive twelve (12) rnonth period beginning uul earlier than the first doy of the 371 h li.tl l calendar month of the l.ease Term, Tenant submits tO Landlord Tcmult's S11bm.itted Financial Dccumentntion for ll\lcb consecutive 12 month period demollSlrlltiug. in Landlord's reasonable judgment, Tenant's satisfaction ol'all of the ''Applicable Financial Tests'' (delined above) during ond fnr said consecutive 12 momh JlCriod,tl1cn the amount of the T.euer of Ct-edit sh ll bo: n:duc.ed on efTecth•c on the sixtieth (601"} d uy following none time only basis to satisfaction of the Appl icablc Financial. lf Tenant shall not solisfy the ApplicAble f 'ilumeiol tor the rcd u\:tion, thenhere shall be110 red uction in Ihe Letter of Credit. (iv) There hnll he n\J further reduction in the l.erter of Credit other thun the one (I) time :eduction set fonh i n item (iii)above .·.

(D) It shall be an express condition to the return of the Letter of Credit and any reduction in the Letter of Credit that there has not been an Event of Default under Lease as herein amended beyond applicable notice and cure periods.

(E) Unless an Event of Default then exists or Landlord has given Tenant notice of default under Section 7.1 hereof and Tenant has yet to cure the failure that is the subject of such notice, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied (reduced, or previously returned) in accordance with the terms of this Section 8.21 to Tenant on the expiration or earlier termination of the term of the Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease (as herein amended) at such time.

8.21 Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the "Outstanding Amount") on or before the date on which the same first becomes payable under this Lease (the "Due Date"), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) three percent (3%) of the Outstanding Amount for administration and bookkeeping costs associated with the last payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A., (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

Landlord agrees to waive the late charge due hereunder for the first late payment by Tenant under this Lease, provided that Landlord receives such payment from Tenant within five (5) business days after notice to Tenant of such nonpayment.

8.22 Tenant's Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent or additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be

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a final account between Landlord and Tenant not subject to any further dispute by either party. In the event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

8.23 Waiver of Trial by Jury

(A) To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

(B) To induce Tenant to enter into this Lease, Landlord hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

8.24 Tenant's Signage

Tenant shall have the right to (i) install a sign in the landscaped area where the road forks to the Building the exact location to be approved by Landlord, which approval shall not be unreasonable withheld (the "Building Entrance Sign") which sign (inclusive of any monument or ballasts) shall not exceed fifteen (15) square feet in size and (ii) erect an exterior sign on the Building (the "Building Signage") containing Tenant's name in a location with visibility from Route 2 as first approved by Landlord provided that (a) Tenant complies with all applicable "Governmental Requirements" and obtains all permits, approvals, consents and the like required by the Governmental Requirements, (b) the size, graphics, design, proportions, lighting component, color and all other characteristics and operating criteria of such signage shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, and shall be further subject to the requirements of the Town of Lexington Zoning By-Law and any other applicable laws, and (c) Tenant shall be solely responsible for all costs and expenses regarding the Building Signage and the Building Entrance Sign including, without limitation, fabrication costs, design costs, installation costs and all application, permit and governmental approval costs. Landlord shall, at its expense, install the AMAG Pharmaceuticals name on the existing free standing sign located at the Hayden Avenue entrance to the Site (the "Hayden Avenue Entrance Sign") in a design comparable to the existing graphics on such sign. Tenant acknowledges that rights to the Hayden Avenue Entrance Sign are non-exclusive. Landlord agrees to cooperate with Tenant regarding Tenant's obtaining approvals of the Building Entrance Sign and the Building Signage

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including without limitation, joining in any applications for any permits, approvals or certificates from any governmental authorities required to be obtained by Tenant, and shall sign such applications reasonably promptly after request by Tenant provided that (i) the provisions of the Applicable Legal Requirement shall require that Landlord join in such application, and (ii) Landlord shall not be required to expend any monies, assume any costs or expenses or undertake any liability. Tenant shall, at its sole cost and expense, be obligated to maintain, operate, repair and replace the Building Signage and for any utilities' costs to operate the Building Signage. In no event shall any Building Signage identify more than one (1) occupant of the Building and in no event shall any Building Entrance Sign or any Hayden Avenue Entrance Sign identify more than two (2) occupants of the Building. Upon the expiration or earlier termination of the Lease Term, Tenant, at its expense shall remove the Building Signage and restore the affected area of the Building to the condition immediately prior to such installation.

8.25 Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

8.26 Rooftop Rights

Tenant shall be permitted, at its sole cost and expense, to install telecommunications equipment (the "Telecommunications Equipment") on the roof of the Building, in a location to be determined by Landlord in its reasonable discretion. Nothing contained herein shall limit Tenant's right to install other equipment (such as, but not limited to, rooftop HVAC units) on the roof of the Building, and Landlord agrees that Tenant shall have such right subject to the provisions of Section 5.14 hereof. The exact specifications of the Telecommunications Equipment (including, without limitation, the size, height, weight operating criteria and visibility), and the method of installing the Telecommunications Equipment on the roof, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Tenant shall use Landlord's roof contractor for the installation of the Telecommunications Equipment.

Tenant's use of the Telecommunications Equipment shall be upon all of the conditions of the Lease, except as modified below:

(a) It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing all necessary connections (the "Telecommunications Connections") between the Telecommunications Equipment and the Premises. In addition to complying with the applicable construction and alterations provisions of this Lease, Tenant shall not install or operate the Telecommunications Connections in any portion of the Building until (x) Tenant shall have obtained Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant's plans and specifications for the placement and installation of the Telecommunications Connections, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-

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governmental permits, special permits, approvals, licenses and authorizations necessary for the lawful installation, operation, use and maintenance of the Telecommunications Connections and Telecommunications Equipment.

(b) Tenant shall have no obligation to pay Annual Fixed Rent in respect of the Telecommunications Equipment or the Telecommunications Connections provided that the same are used solely to provide service to Tenant's business operations in the Premises (as opposed to being utilized by the telecommunications carrier to provide service to other tenants of the Building).

(c) Landlord shall have no liability to Tenant for the installation and subsequent operation of the Telecommunications Equipment or the Telecommunications Connections.

(d) Landlord shall have no obligation to provide any services to the Telecommunications Equipment or to the Telecommunications Connections. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 8.27, arrange for all utility services required for the operation of the Telecommunications Equipment and the Telecommunications Connections.

(e) Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Telecommunications Equipment and the Telecommunications Connections.

(f) Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Telecommunications Equipment or the Telecommunications Connections without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

(g) Tenant shall be responsible for the cost of repairing any damage to the Building or the Property (including, but not limited to, the roof) caused (a) by Tenant's installation, use, operation, maintenance, repair and/or replacement of the Telecommunications Equipment and the Telecommunications Connections or (b) any entry in or onto the Building or Roof.

(h) Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Telecommunications Equipment other than Tenant.

(i) Tenant's use of the Telecommunications Equipment and the Telecommunications Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Telecommunications Equipment and the Telecommunications Connections are damaged for any reason, except to the

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extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

(j) Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's installation, maintenance, repair, replacement, operation and use of the Telecommunications Equipment and the Telecommunications Connections.

(k) Landlord shall have the right, upon no less than ninety (90) days' notice to Tenant and at Landlord's sole cost and expense, to relocate the Telecommunications Equipment and the Telecommunications Connections to another location on the roof of the Building. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant's business operations.

(l) In addition to the indemnification provisions set forth in this Lease which shall be applicable to the Telecommunications Equipment and the Telecommunications Connections, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Telecommunications Equipment and the Telecommunications Connections.

(m) Landlord shall have the right to designate or identify the Telecommunications Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Telecommunications Equipment.

(n) It is expressly understood and agreed that the Telecommunications Equipment shall remain the property of Tenant upon the expiration or earlier termination of this Lease and that Tenant shall have the right to remove the same. Furthermore, Tenant shall be obligated to remove the same and to repair any damage to the Site and Building (including, but not limited to, the roof) caused by the installation or removal of the Telecommunications Equipment or caused by any entry in or onto the Building or Roof.

(o) Tenant's rights to use the roof for its Telecommunications Equipment and Telecommunications Connections are not exclusive and Landlord shall have the right to or license others to install and operate Telecommunications Equipment on areas of the roof not designated for Tenant's use, provided that any such other users shall agree not to interfere with the operation of Tenant's Telecommunications Equipment.

(p) Tenant shall provide reasonable advance notice to Landlord of Tenant's desire to access the roof and Landlord shall have the right to have an employee or representative of Landlord or Landlord's property manager present. Except in the event of emergency, all such access shall only be from Monday through Friday

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(holidays excluded) during normal huiness hours. Should I -andlord, in lis discretion, grant a request by T nall.l to access the roof at other than during 1he foresaid times, Landlord(or tand.lord's managing ngenl) shaiJ have the right to impose reasonable charges for the time of its personnel. S(l

EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

WITNESS:

LANDLORD:

David C. Provost for the Trustees of 92 Hayden Trust, pursuant to written delegation, but not individually

TENANT:

AMAG Pharmaceuticals, Inc.

ATTEST:

By:
Name: Joseph E. Farmer
Title: Secretary

By:
Name: Brian J. G. Pereira
Title: President
Hereto duly authorized

By:
Name: David Arkowitz
Title: Treasurer
Hereto duly authorized

CORPORATE SEAL

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## EXHIBIT A

### DESCRIPTION OF SITE

Those certain parcels of land (together with the buildings and improvements thereon) situated on the northeasterly side of Route 2 so-called, in Lexington, Middlesex County, Massachusetts being shown as Parcel 1 and Parcel 2 on a plan entitled "Plan of Land in Lexington, Mass.," dated March 19, 1964, by Albert A. Miller and Wilbur C. Nylander, Civil Engineers & Surveyors, recorded with Middlesex South District Deeds, Book 10511, Page 298, bounded and described as follows:

| | |
|---|---|
| SOUTHWESTERLY | by Route 2 as shown on said plan by two lines measuring respectively 80.34 feet and 970.47 feet; |
| NORTHWESTERLY | by the 1974 State Highway Layout being a relocation of Spring Street, by two lines measuring respectively 159.76 feet and 54.99 feet; |
| NORTHERLY | on a curved line by the junction of said relocated Spring Street and an access road also part of the 1964 State Highway Layout, all as shown on said plan, 57.08 feet; |
| NORTHEASTERLY | by said access road as shown on said plan by three lines measuring respectively 231.55 feet, 647.54 feet and 7.13 feet; |
| NORTHEASTERLY and EASTERLY | by the same by several lines measuring respectively 101.06 feet, 33.98 feet, 19.62 feet, 57.07 feet and 17.46 feet. |

Parcel 1 contains, according to said plan, 45/100 acres, Parcel 2 contains 5-89/100 acres, and both Parcels together contain according to said plan, 6.34 acres.

Said premises are subject to easements, agreements and restrictions of record, if any, to the extent in force and applicable.

For title see Deed recorded with said registry of Deeds in Book 15217, page 429.

Exhibit A
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EXI·htm AI· PAHIOIIO PIAN . I 8 f • f '· I :' .t.· .. . \;;;.' .JL r'\ . [lli iJ ......... / j l f l!.xh trl ,•,• +... l ' '

<u>EXHIBIT B</u>

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6. Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7. Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8. Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9. Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10. Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

Exhibit B
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13. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14. Location of any special soundproofing requirements.

15. All drawings to be uniform size (30" X 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

16. Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord's review and use.

17. Provide all other information necessary to obtain all permits and approvals for Landlord's Work.

18. Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

Exhibit B
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## EXHIBIT C

## LANDLORD SERVICES

### I. CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by cleaning company and Saturdays and Sundays.

#### A. OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1. Vacuuming, damp mopping of resilient floors and trash removal.

2. Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3. High dusting and dusting of vertical blinds to be rendered as needed.

#### B. LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1. Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2. Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3. High dusting to be rendered as needed.

#### C. MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1. Trash removal, vacuuming, dusting and damp mopping of resilient

Exhibit C
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floors and cleaning and sanitizing of water fountains.

2. High dusting to be rendered as needed.

D. WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

II. HVAC

A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

(i) Cooling season indoor temperature of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperature is 91 degrees Fahrenheit ambient.

(ii) Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperature is 6 degrees Fahrenheit ambient.

B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as additional rent, upon receipt of billing therefor.

Exhibit C
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UT. ELECTRICAL ;F;RVICJ'.S A. Landlord shall provide electric power for·a combin(:d load of3.0 watts per square foot of useable area for lighting and for offic.e machines through standard receptacles for the typical office space. D. In the event that Tenant has special equi pment (such as computers and reproduction equipment) that requires either 3-phasc electric power or any voltage other thrn1 120 volts, or for. nny other usage in excess of 3.0 walls per square J'oot, Landlord may a{ its option rctJuire the installation of separate meterin,g (Tenant being solely responsible for the costs of any such separate meter and the install.atiou tlucrcol) ant!direct billing to Tenant for the electric power required for any such special equipment. C. Landhml will furnish and install, at Tenant'xs pense, all replacement' lighting 1ubes, lamps and ballasts required by Tenant.Landlord will clean lighting fixtures on a regularly scheduld basiti at Tenant's expense. IV. ELEVATORS Provide JXISsenger elevator service, V. WATER Provide hot water for Javnwry purposes and coJd water for 'drinking, lavatory and toilet purposes. Landlord will provide a cnrd access system at ead1entry door ol'thc building. l'.-:il l:.!l (' 1f :I.,. GSf)O(.'S\1821$ 16$1,1 !'ll,'2UOS I :05 1',\1

EXHIBIT[! rLOOR l'LAI' 'l DJ ,-0 "_,' }> "m" "0) ,J.:. i5 z, , rxb"!li-: 0 .;: .·: ! .•. D <J

- ··-1 :l! 8 ,iii OJ l.r,. .., =1 d a .... 'Z "' I I· i ' ....,,....... - d .-. a-, ::J g "$'; :rr.. ·'E Q 0 X.., s; z; 0 0 ] n • 0 - "a •e 0 I r c:::

EXHIBIT D
FLOOR PLANS
PAGE 3 of 3
LOBBY AREAS HIGHLIGHTED ON PLAN
Boston Properties
100 Hayden Avenue
Lexington, MA 02421
ABD Inc
Plan
Floor 3
IA-503

Exhibit D

GSDOCS\1826168 2 5/23/2008 1:05 PM

# EXHIBIT E

List of Remaining Cafeteria and Data Room Equipment

**Café**

| Count | Description |
|---|---|
| 1 | Kolpak Polar-Pak, Refrigeration Unit - Cooler, Model PCO33T2 |
| 1 | Serving Line - Atlas Metal Industries (consists of one Commercial Food Warmer, Model WIH-3 and one Cold Food Well, Model WCMD-3) |
| 1 | Salad Bar – Atlas Metal Industries (consists of one Cold Food Well, Model MCM and one Soup Well, Model SS-10CLTD) |
| 1 | Eagle Stainless Steel Sink, 3 bays |
| 1 | Advance Sink [Hand Washing] |
| 1 | Serving stainless steel counter, 169"x38 1/2" |
| 1 | Rudd Hot Water Heater PE80, 80 gallon (also serves the shower room) |

**Data Rooms**

- One 9,000 BTU split system serving the 2nd floor Tel/Com Room. 1996 Sanyo Air Handling Unit Model #w/kso911 with a 115V Sanyo Model #C0911 condensing unit located in the Penthouse mechanical room.
- One 9,000 BTU split system serving the 3rd floor Tel/Com Room. 1996 Sanyo Air Handling Unit Model #w/kso911 with a 115V Sanyo Model #C0911 condensing unit located in the Penthouse mechanical room.
- Two 10 Ton Liebert units serving the Main Server Room on the 1st floor with a 250 volt condensing unit located on the roof.
- One 1 Ton split system serving the 3rd floor Server Room located on the 1st floor. Sanyo Model #Ks242 with a 208 volt Sanyo Model #c12422 condensing unit located on the roof.
- One 150 KW emergency generator CAT Olympian Model D150P1serving the Main Server Room on the 1st floor. Generator is located outside, on the South side of the building.
- Viking Total Pac ansul pre-action system located in and serving the Main Server Room on the 1st floor.

Exhibit E
Page 1 of 1

GSDOCS\1826168.2 5/23/2008 1:05 PM

EXHIBIT F

FORMS OF LIEN WAIVERS

CONTRACTOR'S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF ______________________ Date: ______________

______________________ COUNTY Application for Payment No.: ________

OWNER: ______________________

CONTRACTOR: ______________________

LENDER / MORTGAGEE: None ______________________

| | | |
|---|---|---|
| 1. | Original Contract Amount: | $ ______________________ |
| 2. | Approved Change Orders: | $ ______________________ |
| 3. | Adjusted Contract Amount: (line 1 plus line 2) | $ ______________________ |
| 4. | Completed to Date: | $ ______________________ |
| 5. | Less Retainage: | $ ______________________ |
| 6. | Total Payable to Date: (line 4 less line 5) | $ ______________________ |
| 7. | Less Previous Payments: | $ ______________________ |
| 8. | Current Amount Due: (line 6 less line 7) | $ ______________________ |
| 9. | Pending Change Orders: | $ ______________________ |
| 10. | Disputed Claims: | $ ______________________ |

The undersigned who has a contract with ______________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property

Exhibit F
Page 1 of 6

GSDOCS\1826188.2 5/23/2008 1:05 PM

known and identified as located in ____________ (city or town), __________ County, ____________________ and owned by __________________, upon receipt of __________ ($__________) in payment of an invoice/requisition/application for payment dated ____________________ does hereby:

(a) waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b) subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _________ day of _________, 20__.

| WITNESS: | CONTRACTOR: |
| --- | --- |
| ______________________________ | ______________________________ |
| Name: ____________________ | Name: ____________________ |
| Title: ____________________ | Title: ____________________ |

Exhibit I
Page 2 of 6

GSDOCS\1825163.2 5/23/2008 1:05 PM

## SUBCONTRACTOR'S LIEN WAIVER

General Contractor: ______________________________

Subcontractor: ______________________________

Owner: ______________________________

Project: ______________________________

Total Amount Previously Paid: $ ______________

Amount Paid This Date: $ ______________

Retainage (Including This Payment) Held to Date: $ ______________

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys' fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed instrument.

Exhibit F
Page 1 of 1

GSDOCS\1826168 2 5/23/2008 1:05 PM

Signed under the penalties of perjury as of this ______ day of _____________, 20__.

SUBCONTRACTOR:

Signature and Printed Name of Individual Signing this Lien Waiver

____

____

____

WITNESS:

____

Name: _______________________

Title: _______________________

Dated: _______________________

Exhibit F
Page of

USDOCS\1826168.2 5/23/2008 1:05 PM

## CONTRACTOR'S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts — Date: ____________________

COUNTY OF ____________________ — Invoice No.: ____________________

OWNER: ________________________________________

CONTRACTOR: ________________________________________

PROJECT: ________________________________________

| | | |
|---|---|---|
| 1. | Original Contract Amount: | $ ____________________ |
| 2. | Approved Change Orders: | $ ____________________ |
| 3. | Adjusted Contract Amount: | $ ____________________ |
| 4. | Sums Paid on Account of Contract Amount: | $ ____________________ |
| 5. | Less Final Payment Due: | $ ____________________ |

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorneys' fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned,

Exhibit F
Page 5 of 6

GSDOCS\1826168.2 5/23/2003 1:05 PM

and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively "Releasees") from and against any and all claims, losses, damages, actions and causes of action (collectively "Claims") which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as a sealed instrument as of this ___ day of

________________, _____.

_______________________ Corporation

By: ________________________

Name: ________________________

Title: ________________________

Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this ___ day of __________, 20___, before me, the undersigned notary public, personally appeared ____________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as ______________ for ______________, a corporation/partnership voluntarily for its stated purpose.

_______________________________

NOTARY PUBLIC

My Commission Expires:

Exhibit F
Page 8 of 8

GSDOCS\1826165.2 5/23/2008 1:05 PM

EXHIBIT G

FORM OF LETTER OF CREDIT

BENEFICIARY:

____________________________
____________________________
____________________________
____________________________

ISSUANCE DATE:

____________ 200____

IRREVOCABLE STANDBY
LETTER OF CREDIT NO. _____

ACCOUNTEE/APPLICANT:

____________________________

MAXIMUM/AGGREGATE
CREDIT AMOUNT: US$__________
USD: __________________

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed _____________________ and __/100 US Dollars (US $____________________) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the "Lease") dated ______________ by and between ____________, as Landlord, and __________________, as Tenant, together with the original copy of this Letter of Credit and any amendments thereto which have been accepted by you.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

This Letter of Credit is transferable at any time and from time to time without cost to Beneficiary.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)."

Exhibit G
Page 1 of 2

GSDOCS\1826168.2 5/23/2008 1:05 PM

This Leller of Cred it shall expire at our oflicc 011 , 200 ... (the "Stated Expimtion Ootc"). It is acondilion orthis Letter of Credit that the Stilted Expirati on Date slmll bdt:emed automatically extended without amendmt:nt J vt· suc<.:essive one (I) year periods from su<:h Stated Expiration Date, un less at len.<t forty five (45) days prior to such Stated Expiration Date) (or llny anniversary thereof) we shall notify you nt the address specified in this Letter of Credit (or ntsuch other address of which you may have notiued us in writing) and the Accountec/Applicant in writing by rcgiS1ered mail (return receipt) that w:: elect not to consider this Letter of Credit extended for any such addition) one (I) year period. bhib110

EXHIBIT H

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1. Tenant's Request. Tenant shall send a notice to Landlord in accordance with Section 8.19 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Route 128 Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2. Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3. Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4. Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the "Prevailing Market Rent".

5. Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers

Exhibit H
Page 1 of 2

GSDOCS\1826168.2 5/23/2008 1:05 PM

shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6. Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

7. Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant's broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc., and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

Exhibit H
Page 2 of 2

GSDOCS\1825168.2 5/23/2008 1:05 PM

EXHIBIT 1 ACORDTM CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY) PRODUCER INSURED THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. COMPANIES AFFORDING COVERAGE COMPANY A COMPANY B COMPANY C COMPANY D COVERAGES THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE DATE (MM/DD/YY) POLICY EXPIRATION DATE (MM/DD/YY) LIMITS GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE OCCUR DAMAGE TO RENTED $ PREMISES (Ea occurence) $ PERSONAL & ADV INJURY $ MED EXP (Any one person) $ EACH OCCURRENCE $ AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS GARAGE LIABILITY ANY AUTO EXCESS LIABILITY WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY INCL EXCL COMBINED SINGLE LIMIT $ BODILY INJURY (Per person) $ BODILY INJURY (Per person) $ PROPERTY DAMAGE $ AUTO ONLY - EA ACCIDENT $ OTHER THAN AUTO ONLY: EACH OCCURRENCE AGGREGATE WC STATU- OTHTORY LIMITS ER EACH ACCIDENT DISEASE - EA EMPLOYEE DESCRIPTION OF OPERATIONS CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. ACORD 25 AUTHORIZED REPRESENTATIVE © ACORD CORPORATION 1988

EXHIBIT 1 ACORD EVIDENCE OF PROPERTY INSURANCE DATE [mm/dd/yyy] THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. AGENCY PHONE (A/C, No, Ext): COMPANY FAX (A/C, No): E-MAIL ADDRESS: CODE: SUB CODE: INSURED AGENCY CUSTOMER ID #: LOAN NUMBER POLICY NUMBER EFFECTIVE DATE EXPIRATION DATE CONTINUED UNTIL TERMINATED IF CHECKED THIS REPLACES PRIOR EVIDENCE DATED: PROPERTY INFORMATION LOCATION/DESCRIPTION THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. COVERAGE INFORMATION COVERAGE / PERILS / FORMS AMOUNT OF INSURANCE DEDUCTIBLE REMARKS (Including Special Conditions) CANCELLATION ADDITIONAL INTEREST NAME AND ADDRESS MORTGAGEE ADDITIONAL INSURED LOSS PAYEE LOAN # AUTHORIZED REPRESENTATIVE ACORD 27 (2006/07) © ACORD CORPORATION 1993-2016 . All rights reserved. SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

THIS 111Rli1' AMENDMEl'>'l'fTO LBASBented llS ofthisday ul'fiM201S by aud het\,\!en THI( TRUS'IBBS OF THE 92 H'A'(l)llN AVEN UE TRUST under Dedaral ion cfT111•t elated August 18, 1933, as the Sttnlc way have been untended, but nul indlv!tlunlly, {"U>..ndlord") and SHIRE HlJMMil <Jl!!NOUC TilERAPIES, INC., Duhtwl!tcorporallon (''T t''). lUlCJTAI.Il Uy Lo•ac <l•!ed Mny 22, 2008 (the "Lc8SU"), Landlord dld leMC l.o .\MAO Pbann:tcetllie?ls, Inc., a Dela\Vlii"O oo:rporaticn, u prcdcccssol'-in-interest to Tcmmt C'Oti huu Tenan.t'.aud O:igjnal T•'flllllt did hire ru:d lensefrom l.<m.tllord 55,924 squru-o feet of rentab <; Oour. Utcn (the ''Rontablo Floor Arc.t ul' ihe Premises") consisliug nf U1e entil-ety oi" tbe building (the "Tluildlog") kMwn as and cumhered 100 Hayden Avenue, Lex.ineton, Masseclluscus, which premi cs are more particulaly de3cd bcd in Ute Leaso (refem:d to in the T.e <<e llS Ute "Premises"or "Tenaul'Spocc"). By C<Jnsent to ASsignment Agrcon:ten: lM Amendment of l.eAso (the "Assignment t.erocment', Land!OI"d consr.ntcd I<' tl1c o5signment <>f Ihe J,e,sc fr<1m Original Tc:umt to Tenant, :md T,nndlord tllld Tenant n"Uidc re1tain modifications to 1hc Lease, as more parocul.tu"ly described iu Ou: Assignment AgreemenL Land!(ltd and Tenant have agreed to cx.lcml the'l'enn of llu> I-e3sefor <>nc (1) period oC.Ihe (5) years upon all of tnc u.me tennsami conditions set!<Jr1ll iutlte Leo.co."cept a•cl lhrlh inLhis Pil"xl Arucndmenlto Lease (tltc "l'it•t Am"'tdmottr1. Landlord end Tenant are entering into t.bi8 in$!ttnmnt to l!l1. . fo1lb said extenSion of the Term of the Lease and to t11110nd tlu:L "'"· NOW THEI U.IW,in consitler tion of One Dollar ($1.00) ""d olhot goodnod vnlm1ble. e ns.i: let-atlol\in hand tb!s C.ab>pald by C!mh of tlmJ•Ilrties to the otlu;.r, Lhc rece:i]>t aud sufficiency of which t!.!'e hereby severally fl Jmowlc:lt;cd, and in t1111hr consi<Wulinu of the rnutual promisesherein cuntaiucd, Londlord ond Tenant hereby 8Q!e0 to ant! Wl!il C>.ch otlo.er as follows: I. 11lcTerm of tho Leo.,whih but for lhia Fir$! An•en6nent i9 sclJednlod to xpire em Augun31,2016, is berebycxtended for cnc(l) pododofih'e(S) yearscoiUlllllnCingon Septcrobec I, 2016 (the ".l'u:.n tlxtendcd ';'crm Comatencoment Dalfi"},and expiring on August 31, 2021 (rlou "Fi rst Extende<t Te1m"), u nlo.s <>ot:cc terminated or u.<tcnded iu "CC(>!'IIanc" with tho provlsiom or the Lc.ase, upou all the ume wrms a nd couditiOT•S contnifled in the Lc""" uhct·eio a r.onded.

2. LMrilcrd aud Teoant acknowledge and agroe that Tenant slmll retain the dt;ht lu exercise the uxtet,slon optioJIS contalnetl ln Section 8.1'.1 of the Lease tor two. ucccs.ivc liw (S) yeru: Exte.uslon Terms in ••.ccordaltc with t.ho krms uod 11rnvislou. Cl l'said Se¢tion 8.1')upon the cxpirotiou of the First Extended 1'etm3.'l if\Jcl\T>irst Extended Term were the Original Tenu Qf the Lease. Por the portio:t of the Lease Term pdnr to u..,. First Extended Tcnn, Alloual 3. (A) "ixeri Rent lbt me Premi:;es sholl contiuue to be p ynbleas Pl'OViucd in tho fA>Usca> runenried. Aau un1 Fixr.d Rent for the l'irt Extended 'l'eml shall oo)lyablc a• follows: (B) (i) For tho period .:Olllll \ttlcinj:011the Jlirst r;,;tended Te!Jll CoiUlllenc mentDme Rnd cnriinu on Auguirt 31,2017,AJuwa1 Fixed Rentshall oopayable by'[O(Iautat the annual r.1tc of r1ocr Area oi'thPrerojses (being55,924q ur.c f••" )). {bci11t, the prodtl«of(x) and (y) the Rentable l or 1he period commcncinu OJ\ Sop::elllber 1, 2017 and eod.tug on {tt) August 31, 2018, AnuWtl . sbal! be P,Hyn:b!u by Tenant !It 1 Ute a110tuu rate the )lroduot of (x)£ and (y) the i.l.entable flour Ar>t nftl1e Premiss). l'or1he period commcncin!l on September 1, 20!8 and eading Oll August31,201!1s,l:ml bc puyahlc by Tcrullllat (tli) the ano11allll11! o (beln.the producrof(x IUld (y)ltleRentabl& l'loor Area of tbe l'rcruisu). (iv) £'or the period commencing on September 1, 2019 and CJl(Jlug on AugustI,2020,AMnal Pl.xecl Ron I. •l>aU he payable hy Tenant nt th!Ulllual Iate of (being the ptudut of (x) nnd (y) the Rent11hlu PJo1ur Area of the Premises). {v) Fw-tlm period commcnGiJig on September t,2020 ilirougb tl>e temainder ofth6 flirstE u:ude<!lcnn, Jl!lyahlc hy T .nonr o.1 Ute Q:lllutlll'3te Fixed &hall be tl1c productof(x) l?remi.). \nd(y) thel cllle (C) Ann.unl l'L'<ed Rent for the l'romics during the extension op:lon periods (if c"cised)luulbe payable as detcnu,ined pw·suant to SecliM 8,19 ol't.bc Lease, ns amoll.dl:d l>y Section?. or fhi• Jlirsl Arncudme:lt. oT.l'l!>.. laf• ..,..'

(A) Fnr lbo pU!pCSC-S of comp1t:ing Tenant's payments fnr opetallng C'XpellSeS 'I. fU Jtnl to Section 2.6 of l:hc leue for tbportion or the I.euseTerm from and ,.ftcr the First t!xtem!cd T(:fon Commencement Dale-, lhs definition of"Rasc Opcrati:g Bpcnscs" contniMd in Section l.l of the Lott•c (as-amended) sllllll be deeted in its entirety ml!l replac::d with lbc following: BASE O!J I'.RATlNO BXPflNSES:r.andlord's Operating F.xJ>C!ISes (aa heu lunfter cefmed in Section 2.6) for c:Ue.ndor yent 2016, being lbc rcriod fium JMuary 1, 2016 thrt>uuh i)ecember 31,2016. Fur the portion oHhc Lease> Teon prior 10 \h<: Fir•t llXlended Tcro1 Cmmnenoement Dato, •ur.h dl!fmitiou shall tCtllllin unch ngod fi>ruch pillposes. (U) For the Jrutpose$ cyf compuHnuTenant's peyu•L 11$ tbr renl esnuc h!Xe• J.nn·suanl to stion ?..7 of the Lco.RG for the purliou of1he Lease Tcr111 f<Om and after t he First Exto:nded Term Commencement Date,tho defmition of "Base'!'exes"contllined in Section 1.1 of1hc {liS emended) shall be deleted lu its entirety ru:drqJID.eod wilh O>e folluwin(l: BASI'.! TAXES: Loudlo:-d's Taxi'xpcnsos (liS he.-c.lllllilct dctlned in Scclion 2.'f) for &\:al lax year 2016, baing the petioli from July I , 2.0l5 through June 30,2016. For lhu pcriocl of \he Lc>llic Tenu prior to tim Fint ExlOJll.led Term Comntetltemen1:.>ate, such dtiinition siWJ remain w11:banged for such purpOU$. 5. (A) Trmnnt sltall acc-ept tnc h.:• u!ses in their Ill<·is corulillou for the ,Fit«\ F.xtcndcxl Te.rm •,•,;thou!ony ubllgttti_on on dle Lanat01d's pru:t to perlimn my ndditions, olleraliom,impro,cmc:tts, ckmolition or other wotk thcrdn nJ! !!:!!.J.luuelo. Landlorclshall provide to Tenant o special allovrottce equal to. (the "Ten,.nr Allowam:c''),which may be npJ11icd by Tenant to the cn•t of improvements in any portion nfUte l'nises perfomoed by Tenaur (the "Tt uaut's Work'') ncr tl1c date b.creoC (which impruvenoenJs shall be unck-rtai'eu in acronlancc with the IMllS 1111d pro•isiousof !he Lease); pmvif..cd, hov.-evc.r,that of the TeMnl Allo"1111ce shall he uvllilaW oxcltJSively for dte co•t of im pJovements lu tho o-cstrooms d1e!'remises (jt being understood and a.grcccl 61ot Tenant Ol )' usc more tl:an Allowance tQv:rudssuch COo"tS, bo.>t!hat ifTenan:doea oot usc tlle!Ull J'.Cstmom renovatimo "'-'ir DUlY no! a;.'ply ollllL'ICd rux.otmts rownrd compor11:>1ts of Tenaal's Worlc or for any othc•·[>\trpose)..-.Pcovidcd Uoat:beTenant (i) ha•completed all of such Tenant'sW<'>l'k in ncc.crdsnce wi1h the teon.of the Lll&ie and l!RS paid for Mil orsn h Tc.rnml'$ Wotlc infull, ()i i basdcllvecd to Lllndtnnl ticn ,.,.th-en. from nil !'ff'..OilS who rnight lcwo 11 ·i,en n.s a roou\Loi·uoh work, in the roconlable formR ntt ehed hereto D3 Exllibit A,(iii)h•delivered to L!lndlcrd a linulset of 1:erord dt·awings for·renant'x Work, (vi) Ita• snHsfied tho rt)(J uiroJnCJtU of (i) lhro11l)h (Hi) above cmd marie rer;:ueslfor 11cb payment onr before$cl!tembcr I,20l9, (v) lu10t cth.r·wise indelimit tmdcr tloe!?. <\ und (vi) tberc are no liens (uules bonded to lhc reasonable 38lisructlon of Lond!ord)

again$J Tenant's ioterest i:1 the Loose nr ugainsl lhc Building or the Site arising out of Tenant'Work or any litigatin i11 which 'l'en u nl isa pa,rty, then withi!t thirty (30) days after tho satisfaction of the foregoing eomEtiMs, tbe l.andlllrd shall pay to the Tl:natlt the lesser orle omt)unt or >Hen <OUSt'so ccr<itied Ol' the amount of the f'enant Allowance. Tenant acknowle:dg<s·a nd ogroes d1at Lnndlpt·d shallluwe no ohligatinn •.o contrit ur.t: l<J wards the total cots<>f ny improvementwoi·k l() be uttdenaken in the Premises ot her thnnt hc l'e!lanl A!Iowanee desc.rii)ed in !hi's Section 5. To thecxtetlt that lhecos' of uny suoh wnrk exceed the Tenant Atlnv:uncc, Tenant shall be soiely responsible for such excess costs and shnJI prQmpr!y pay t he. dif ference to the nppropriate contractors nnd suppliers. (B) Nntwithstnding the foregoing, Landiord shall be under no cbllg-<,tlon to apjlly any po·t tion of the "I ennnt Allowance for any purposes oUocr Utan as r>rovid r.cl in I hi"Sc(:l ion 5. nor shn!f Landlord be deented to have assumed any obligations, in whole or in p rt, of Tenant to a:ty·comrnctotS' , subcont ractOrs, sLJppiers, workmen or materialmen. F01·the PUI1lOSes here()t; the CO.<t to be reimlmrserl hy r andlor·<l shall include tho cOI or leasehold improvements hut not the cost of Te.naot's personal propetiy, t rade fixtme.s or trade e<'juipmClll, moving expenses or auy so cnlled soft costs. P11rther, ill "''event shill! L.andlnrd he ""1ttiro<i t<> '""kc >tppllcttllotl of any portion of t he Tenant All wance on account of any Sllperv isory fees, overhead, managelllent fees or other payments to Tenant, OJ' any partner or affiliate ofTctl"nl. In the event tht such cost of Tenant's Work is less than the Ten.:mt AUowance, Tenant shall not be entitl.ed to nny payment or credit nor shnll there be any a pplication ofthesnnte toward Annual f ixe<!Rcnlt>r ;ulditional .Rcnl. owcd hy Tenant tmder the Lease. (A) Tenant warrmt t• anrl rcp <:s«nls.th,!tTcna ut has not dealt with ny broker ill 6. c.onnection with the cousurtlmation of this First Amei1dment other tha11 l'ranswcstern (the ''Broker1 ); and in the eve11t any dain: js ma. c!c tlt,!tJio;.;L l.itudlr.nJ \'C-lal h"C 10 c.Jca)inBS b , ' Tc:na)Jl wit h brokers other fh•ll the Oroker, Tenant shall de.futd the claim against Landlonl with counsel of Tenant's selection fittapJlrovd hy Landl nrd (which·approval will not he llnot:•son!>l>l y wit hhdcl).and save ha rmlessand indemnify Lnd lord en account of loss, cost or damage whic.h may :ttiso by reason of suoh cluim. • (B) Landlord warrants and rcpN'sem:s that [,1ndlord has not dea!t with any brokct· in connection with the consummntior. of this Pirst Amendment mber thnn the flro cr; and in the event any claim is mndagainst Tenant rehtlve to deal ings by Landlord wi:h brokers other thnn lh·'roker, Landlord sllnll defend the claim ngainsr Tenant wit h counsel of Landlord's selection flrxt •ppt·ovco hy Tcnan{which !.'PI'"""! will net he untcasonably wlthcJd) a:r d save hat'mlesand indomnify rena.nt on account of Joss, MS! Ol'damage wh ich may nrlse by rea.1on r¥1',,uch clni on. l.nnfllcrd agreeth. at i t •lmll hol <(>lei} reSt10nsihlt: fcu·lht: payment nf' any hro!<cr:tge cvmmi.ssion.s tn the Rrokt;r fur the Origimil Tenn of t he Lease. 7. Subject to applicable legal t·equirements and appruvnls, Te.nant may, at ·rcnant:s option and rtt Tennut's soJe cost rtd expenge, implement n valet pt.rkUJg sndcc (the "Vak:l Parking/\.SSil PrtJ(:;r.fun") to m( (.t 1'cmmt'S 9arking rcquircmcnls for lhc Premise$. Tcnanl is sclel y re.sponsible for obtaining all appl icable ·r;>crmits ;lnd approv<tls to establish and operate the Valet Parking Assist Program and shall cause the Valet Parking Assist Program to be operated in compliance with all applicable permits and approvals and legal requirements. Tenant will operate (or require any third party operator engaged by Tenant to operate) the Valet Parking Assist Program in a high quality manner consistent with the class and character of the Complex and in a manner that does not unreasonably interfere with the vehicular traffic or parking in other areas of the Complex. Tenant shall utilize only the cross-hatched areas shown on **Exhibit B** (such areas, as the same may be relocated subject to written agreement between Landlord and Tenant, the "Valet Parking Area") for parking of vehicles using the Valet Parking Assist Program. At no time will any aisles or driving lanes within the Site be blocked off as a result of Tenant's Valet Parking Assist Program. Subject to Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed, Tenant shall be required to utilize high-visibility traffic control equipment or signage to designate areas that are not be used as part of the Valet Parking Assist Program (such areas to include, without limitation, fire lanes, corners, end of rows, and end of aisles within the parking facility and any other areas designated by Landlord). At all times, Tenant will maintain a minimum of fifteen (15) foot wide aisle (or such wider aisle required by legal requirements or approvals) in all locations in order to provide sufficient clearance for passenger vehicles and emergency responder vehicles to maneuver through the Site. In the event that any vehicle participating in the Valet Parking Assist Program violates the conditions set forth herein, Tenant, at Tenant's sole cost and expense (which may be passed through to any vehicle owner), shall have any improperly parked vehicle moved or removed from the Site if it is parked without permission in such a way as to create a risk to public safety; provided, however, that should Tenant fail to remove such vehicle, Landlord hereby reserves all rights and remedies for Tenant default under the Lease, including, without limitation, Landlord's right to elect to exercise self-help pursuant to Section 8.17(A) of the Lease.

8. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

9. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended and assigned by the Assignment Agreement and as herein amended.

10. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

11. The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, "electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

*[Remainder of page intentionally left blank.]*

EXECUTED as of the date and year first above written.

WITNESS:

LANDLORD:

92 HAYDEN AVENUE TRUST

David C. Provost, For the Trustees of 92 Hayden Avenue Trust, Pursuant to Written Delegation, but not individually

WITNESS:

TENANT:

SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware corporation

By:
Name: JEFFREY POULTON
Title: CFO

EXHIBIT A

FORMS OF LIEN WAIVERS

CONTRACTOR'S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF ______________________ Date: ______________

______________________ COUNTY Application for Payment No.: ________

OWNER: ______________________

CONTRACTOR: ______________________

LENDER / MORTGAGEE: None ______________________

| | | |
|---|---|---|
| 1. | Original Contract Amount: | $ ______________ |
| 2. | Approved Change Orders: | $ ______________ |
| 3. | Adjusted Contract Amount: (line 1 plus line 2) | $ ______________ |
| 4. | Completed to Date: | $ ______________ |
| 5. | Less Retainage: | $ ______________ |
| 6. | Total Payable to Date: (line 4 less line 5) | $ ______________ |
| 7. | Less Previous Payments: | $ ______________ |
| 8. | Current Amount Due: (line 6 less line 7) | $ ______________ |
| 9. | Pending Change Orders: | $ ______________ |
| 10. | Disputed Claims: | $ ______________ |

The undersigned who has a contract with ______________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in __________ (city or town),

760813.1 10/09/09

 __County, 11nd owned by---- .,,,on receipt of ($_ !n pnytru: : uf en invoice!rc<tuisition/a pplicaliurt for payment d tcd ___ __ doe$ hereby-(S) V.'liivo any and alllieos and right of lion on SIICh real prope<!y for labur or matcriitls, or bath labor and IJlatarillls,cJr l Cnll\1 eqllipmcnL, uppllans or tnols, J>erformud m·fumislted lili'Ouh thlbllowinu dat (pa)'lnt period}, cxeept for retcinnc,unJ:nid agTeeol oc pen:ling change orders, l'cnd dispt ted elairos llllsiMcd abow; (b) • ilordinateany •n<l nlllieusand riL>ht of lien to sccnre paymem for Mtcli unpaid,agreed or pend.itc& chMgt OJ,-dero; 1m!! disputed ellcirm, ood sl:cll f:brt ner labur or matcrinls,or bo1l1 labr a1:.d nulterlals, or rc.\i\!•l equipment, a!'fliiBnoesortool><, except for ret•.ir1a e, perfonned or funtlsl!eda: Rn)•ticne through thu twenty·llith da)' a!IC< the end oro: abov II\Cutperiod, to tl•oextent of ·o amout1t act ually advanced by the nbove lenderimon:g gee throur,h suc.ll!wenly·n t1h day Sil!ned u11d.er lhe pe1U1llies of Jerjury thi•---_ day uf _ _, ?.0_. wrrNBSS: CON fRACTOR: Name: Titl.e: Nome: Ti1lc:

## SUBCONTRACTOR'S LIEN WAIVER

General Contractor: ______________________________

Subcontractor: ______________________________

Owner: ______________________________

Project: ______________________________

Total Amount Previously Paid: $ ______________

Amount Paid This Date: $ ______________

Retainage (Including This Payment) Held to Date: $ ______________

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys' fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Signed under the penalties of perjury as of this _____ day of ____________, 20__.

SUBCONTRACTOR:

Signature and Printed Name of Individual Signing this Lien Waiver

______________________________ ______________________________

____

WITNESS:

____

Name: ______________________
Title: ______________________

Dated: ______________________

CONIRAQI@'S W/J.V!lR OF Ct,AIMS AGfu'"NST OWNER <\NQ ACKNOWLEDGMINI OP E_INAk PA 1F J\ T Date: ___ Commonwealth of Massaclna,ctts l11.voiuNo.: COUNTY Of' --- 0\\'N£1<.: COl\'TRI\t:TOR: P:tOJP.CT: Ori!Pnal Conta'aclAmow:t Approved Clllln ;e Or<ie s: I. S-- - - - - - - - ?.. $ 1. Ad.fustod C.no1J11o'..t Amount: S 4. 5. Silmsraid onAcconutofConlrn Ainount: l.ess l'inal L'ay111c:1t Duo: $ - ---- - - - - ThelUlderslgv.ed binl: dDly ;,"Wm hereby nil sts d!a1when lho l'inal Paynu;ut Due as set ft•rth above is plaid i ll full by Own<:r,•uch Jl<lymcul!hnll constit ulll payment i.r. fulll()r all l bor,111nterials, equipm::la t llncl work in plru:e fl.unishr.d hy the undersigned ill COlm>:etion with :.l)eafon:Mlid contract111111 hat no further pll)'lnent is ot wiU be due to lhe uttdersigned. l'he undersignhereby atlc IJ lbat it has sat:aliell allclaims llgHWsl It for it<:D,., including by way of illusir-•llou but not b)' way of limi at\un, itemof: labor, tnatetinls, insu111nce, taxes, llnlon beneUt.equipment,etc. clnployc.d In the prosec\ttlou of tb<wnrk cf said conuact, and acknoY.1edgc; that sotisf tion nf elldamIS serveR as ru.t inGttCC.fficnt for tl:;e Owner to xeleasc the 1-'ina\ Payment O> e. Tho undersi&ne-5. hexeby agn..,. to incfen:nify m:d hold h. to"'tlleSl< the Ovmer from en<l aeainl all laitr..s ari iog in <:onne<>tion with its Conlr8cl wi1Cl te'.IJl<ICI !o claimsfon.'u: fununing o:f labor,mat"rials and eq uipm.enl by others. SHid indem.nific.etiun w:d hold hilllllles5!bidI include the rejmbursoa.tut of nll ?.,ctucl et!omey's lili:•aud all cost"''d expenses of C\'tl)'111t l ute, nnd shall be Intho fuUest c. lcnl JX'lttlitted by lew. 'nawu!ersigned h<;teby irrcvcc•.bly "o.Jves and releases 3ny and all licuJI 11d right ui'l!en on su.:h •CIII property l!lh1o!l>Cr property of the 0\l r f(l( lobor or matcri11;s, or both l: hur -..,t.,. ,,

"'ld IUHlcri•l•. Ol' rental equipment, applinaces or toni.•,J>erfonned o•·furuisbed by the undersigned, anti anyone claiming by, thrcmgh, or tmder the nnde!'sJ ned, in conncctlon with the Projecr. The undersigned hereby releases, remises and llicharges th<• Owner, any aGent of the 01>1er and lhdr respective p:edeccwm<, successors,"" ignj,employee;,,olliccrs, •!weholders, d>tecturs,aod p!ineipl.bc, whctlocr disclosed or undisclosed (collccli;-cly "RclOII.,cc.'") from and .eoinst any oud all clnbus, los.leS, damages,actions and cause-s of acUoo (coile.ctiveJ y "CinU.n.s") which lh" wiLkrslg ted and aoyoM claiming by, Uu-ough or undllr the tLrulenigncd bH:< or mey IIJIVIl a!!l'ioL•ttbe Releasees,including,willmul l.irnltation, atoy claims arising in connection o;iJh the<'-<>u!roet and :he w<>rk peclbnned thereunder. NotWitltstrulclina anylhing to tbe conln!ry herein, llBYIDCt'l lo me undersigllcd of the !'inal Payment Due sum as &CL !ilr t nbovo, shill Jllll constitute n waivco·hy theOwoct o·f ny of its tights und'"the couttAet including b)• way of H.lustrnlion b\tt not·by wny of limitali\m guaran1eesand/or Wllmlllties.l'ayme:.t willool be ruaee11ntil a sigood waiver Is!'cturned to Owner. The wtdersi!!)led individ1191 reprecnts and Wlllrllllts that 00/S!Je i!i the duly ulhuriud representativu oflbe tmdersigned, cmpowerod ll:ld R!llhorized to cxcccrc and doliV<:r tloi (luoument on bclutll' of tho undersigxu:d. Sl8.ted Ut!duthe pc!!lllffcs of pjury as of thls day l'f_ --- - - - Carporal,iO!l By: ame: 'l'itlo: COMMONWEAJ.:rJ£0F M,\SSACllUSH'ITS C01:rn1Y 01' S"!TI'OLK On dill _day of p<>rn> oally ap_ , 20 , lx:fcreme,the undcr>i Ued J!Oti<ry J>ublic-, .)KO\e' d to me lhn gh sa:irtilc!Oty evidence of ide.ntificntion, tO be the sx:tson wb.o.\e u:une jsigned oo 1he prc«ding ar attached docuuu.m-1, tmd l\CkllowJedl'ttl to m6 thNI he/F.hu :'IJ4ucd itn!> _ for .,"<l>tpOI'IIIion!pa01l1enohip vol nl rily fr.r iu. 9\iUed J>Uftl"50. NOTAl!.Y PUB!..!<.: My Coruruiui'"'&pi.'OS: - _

mm:en·n . YALRfARBA. • i r'1

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT B-1

RESERVED PARKING LOCATIONS

EXHIBIT C

WORK LETTER

TEANT’S WORK AND IMPROVEMENT ALLOWANCE

1.                                      Sublessee’s Work.

(A)                               Sublessee, at its sole cost and expense, shall perform all work necessary to prepare the Premises for Sublessee’s occupancy in accordance with plans and specifications prepared by The Richmond Group or another architect licensed by the Commonwealth of Massachusetts and approved by Sublessor, which approval shall not be unreasonably withheld, delayed, or conditioned, such plans and specifications to be subject to the reasonable approval of the Sublessor as set forth below.

(B)                               Sublessee shall submit to Sublessor a detailed floor plan layout together with working drawings (the “Sublessee’s Submission”) for work to be performed by Sublessee to prepare the Premises for Sublessee’s occupancy (“Sublessee’s Work”).  Such floor plan layout and working drawings (the “Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit B of the Prime Lease.  Sublessee’s submission shall include at least two (2) full sized sets and two (2) half size sets of Sublessee’s proposed layout and working drawings.  Sublessor’s approval of the Plans shall not be unreasonably withheld or delayed; however, Sublessor’s determination of matters relating to aesthetic issues relating to alterations or changes which are visible outside the Premises shall be in Sublessor’s sole discretion.  Sublessor shall have seven (7) business days from Sublessee’s submission made in accordance with the requirements hereof to respond to Sublessee’s request for approval thereof.   If Sublessee’s submission does not comply with requirements hereof, Sublessor shall notify Sublessee of same within two (2) business days after Sublessee makes any such defective submission, which notice shall specify the respects in which such submission is defective.   Any disapproval of any Plans shall set forth in reasonable detail the grounds for such disapproval along with Sublessor’s suggested corrective measures.  If Sublessor disapproves of any Plans, then Sublessee shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Sublessor and shall resubmit such plans to Sublessor not later than seven (7) days after Sublessor has submitted to Sublessee its objections and conditions.  Sublessor shall have five (5) calendar days from Sublessee’s resubmission to respond to Sublessee’s request for approval thereof.  Such process shall be followed until the Plans shall have been approved by the Sublessor without objection or condition.  If Sublessor fails to respond in writing to Sublessee within the applicable period specified above (i.e., seven (7) business days after Sublessee’s initial submission and five (5) calendar days after any resubmission), then the submitted plans shall be deemed approved for all purposes of this Work Letter.

(C)                               If in connection with the review of Sublessee’s Plans by the Town of Lexington Building Commissioner at the time of Sublessee’s submission of an application for a building permit for Sublessee’s Work, it is determined by said Building Commissioner that the existing lobby/atrium and/or the existing means of egress of the Building does not comply with applicable Legal Requirements and that modification thereto is required, Sublessor, at its sole cost and expense, shall perform modification work to the lobby/atrium and/or means of egress which will bring such areas into compliance with the applicable Legal Requirements and will otherwise be done aesthetically in a manner as determined by

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Sublessor.  If any such modification work shall be required, the same shall be performed by Sublessor’s contractors concurrently with Sublessee’s performance of Sublessee’s Work.

(D)                               Notwithstanding the foregoing, Sublessee shall be solely responsible for compliance of Sublessee’s Plans with applicable Legal Requirements.

(E)                                Once the Plans have been approved by Sublessor, Sublessee, at its sole cost and expense, shall promptly, and with all due diligence, perform Sublessee’s Work as set forth on the Plans, and, in connection therewith, the Sublessee shall obtain all necessary governmental permits and approvals for Sublessee’s Work.  Sublessor shall cooperate with Sublessee, at no out of pocket expense to Sublessor and with no liability to Sublessor, in Sublessee’s efforts to obtain such permits and approvals.  All of Sublessee’s Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined below in this Work Letter) and Insurance Requirements (as defined in Section 5.14 of the Prime Lease).  Sublessee shall have Sublessee’s Work performed by a general contractor first approved by Sublessor, which approval shall not be unreasonably withheld, delayed, or conditioned, which contractor shall provide to Sublessor such insurance as the Sublessor may reasonably require.  Sublessor has provided to Sublessee rules and regulations relative to the performance of Sublessee’s Work and any other work which the Sublessee may perform under this Sublease and Sublessee shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide.  It shall be Sublessee’s obligation to obtain a certificate or certificates of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by law, and Sublessee shall not occupy the Premises for the conduct of business until and unless it has obtained such approval and has submitted to Sublessor a copy of the same.  However, the Base Rent Commencement Date shall be the fixed date as set forth in Section 4.1 of the Sublease.  Sublessee shall also prepare and submit to Sublessor promptly after Sublessee’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Sublessee to the Premises including, without limitation, any wiring or cabling installed by Sublessee or Sublessee’s contractor for Sublessee’s computer, telephone and other communication systems.

2.                                      Improvement Allowance.

Sublessor shall provide to Sublessee an improvement allowance of Two Hundred Fifty Thousand Six Hundred Seventy and 00/100 Dollars ($250,670.00) (being the product of (i) $10.00 and (ii) the rentable floor area of the Premises (the “Improvement Allowance”)).  The Improvement Allowance shall be used and applied by Sublessee solely on account of the cost of Sublessee’s Work and the “Applicable Design Costs” (hereinafter defined).  Provided that Sublessee is not in Default beyond the expiration of any applicable notice or grace period of its obligations under the Sublease at the time that Sublessee requests any requisition on account of Improvement Allowance, Sublessor shall pay to Sublessee a portion of the cost of the work shown on each requisition (as hereinafter defined) submitted by Sublessee to Sublessor within thirty (30) days of submission thereof by Sublessee to Sublessor, such portion calculated as follows:  If there shall be such a Default, Sublessor shall not be obligated to continue funding the Improvement Allowance until and unless such Default is fully cured.  Each requisition shall set forth the total cost of Sublessee’s Work (which term, for the purpose hereof, shall include Approved Design Costs) incurred during the period covered by such requisition.  Sublessor shall pay for and with respect to each such requisition an amount equal to the product of (i) the cost of Sublessee’s Work set forth in such requisition, multiplied by (ii) a fraction, the numerator of which is

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the total amount of the Sublessee Allowance and the denominator of which is the total amount of the cost of Sublessee’s Work (excluding, however, the cost of any so-called “demountable wall systems” or other portions, if any, of Sublessee’s Work toward which the Improvement Allowance may not be applied).  Notwithstanding the foregoing, (a) in no event shall Sublessor be required to pay more than the total amount of Improvement Allowance, and (b) the final payment(s) of Improvement Allowance shall, if necessary for Sublessee to receive the total amount of Improvement Allowance that Sublessee is otherwise entitled to receive hereunder, be increased to the extent necessary for Sublessee to receive such total amount.  For the purposes hereof, a “requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Sublessee in the Premises (i.e., the Sublessee’s Work).  Each requisition shall be accompanied by evidence reasonably satisfactory to Sublessor that all work covered by previous requisitions has been fully paid by Sublessee.  Further the parties hereby acknowledge that the provisions of the Prime Lease shall apply to all of Sublessee’s Work.  At Sublessor’s request from time to time, Sublessee shall deliver lien waivers from all contractors and subcontractors performing Sublessee’s Work.  Sublessor shall have the right, upon reasonable advance notice to Sublessee, to examine Sublessee’s invoices relating to each requisition in order to verify the amount thereof.  Sublessee shall submit requisition(s) no more often than monthly.  For the purposes hereof, the cost to be so reimbursed by Sublessor shall consist solely of the cost of leasehold improvements and the Approved Design Costs (hereinafter defined) but not the cost of Sublessee’s personal property, trade fixtures or trade equipment or any so-called soft costs or other design costs in excess of the Approved Design Costs.  The “Approved Design Costs” shall mean the architectural, engineering and space planning fees and charges actually paid by Sublessee to third party, unaffiliated architects, engineers and space planners respecting the preparation of Sublessee’s Plans but not to exceed the product of (i) $5.00 and (ii) the 24,832 square feet of Rentable Floor Area of the Premises.  Notwithstanding the foregoing, Sublessor shall be under no obligation to apply any portion of the Improvement Allowance for any purposes other than as provided in this work letter, nor shall Sublessor be deemed to have assumed any obligations, in whole or in part, of Sublessee to any contractors, subcontractors, suppliers, workers or materialmen.  Further, the Improvement Allowance shall only be applied towards the cost of leasehold improvements and the Approved Design Costs but in no event shall Sublessor be required to make application of any portion of the Improvement Allowance towards Sublessee’s personal property any “demountable wall systems”, if any, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Sublessee, to any partner or affiliate of Sublessee or to any third party excepting “Approved Design Costs” (hereinabove defined) and payments to Sublessee’s contractors.  In the event that such cost of Sublessee’s Work, including the Approved Design Costs, is less than the Improvement Allowance, Sublessee shall not be entitled to any payment or credit nor shall there by any application of the same toward Annual Fixed Rent or Additional Rent owed by Sublessee under this Sublease.

3.                                      Quality and Performance of Work.

All construction work required or permitted by this Sublease shall be done in good and workmanlike manner in compliance with all applicable laws, ordinances, rules, regulations, statues, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements.  All of Sublessee’s work shall be coordinated with any work being performed by or for Sublessor and in such manner as to maintain harmonious labor relations.  Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.  Each party authorizes the other to rely in connection with design and construction upon

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approval and other actions on the party’s behalf by any Construction Representative of the party named or any person hereafter designated in substitution or addition by notice to the party relying.  Sublessee acknowledges that Sublessee is acting for its own benefit and account and that Sublessee will not be acting as Sublessor’s agent in performing any Sublessee Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Sublessor’s interest in the Property in connection with any work.

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EXHIBIT C-1

DESCRIPTION OF TENANT’S WORK

Tenant Improvement Scope of Work   2.6.18

First floor 4,098 RSF

Kiniksa Pharmaceuticals is proposing to repurpose 3500 sq/ft of existing office space on the first floor of 100 Hayden Avenue, Lexington Massachusetts into a research and development laboratory.  The lab space will be categorized as BSL-1 and will not be producing or using microbes that pose threat of infection or have an environmental impact.  Non-hazardous chemicals used in the laboratory will be neutralized prior to discharge from the facility and material categorized as BL1 will be removed using certified waste management professionals. Kiniksa will apply for the appropriate permits to ensure work is completed in compliance with local and federal ordinances.

NOTE:  Final working drawings in accordance with the Prime Lease must be provided to Prime Lessor and Sublessor for approval prior to commencement of any permitting or construction.

The major improvements to the lab include:

•                  Lab Waste Neutralization system, pit, lab transfer pump with water sensor, and connection to sanitary waste

•                  Tepid Water system connected to potable cold water main

•                  Four-hundred-gallon external propane gas tank service with associated plumbing and HVAC

•                  Emergency eye/showers and piping to tepid loop

•                  Faucets and trim for lab sinks and spray hose for scullery sink

•                  Compressed air skid and vacuum skid with distribution to lab utility locations

•                  Lab Gas piping to CFH’s, BSC’s and lab benches

•                  Floor drains at mechanical room and within labs

•                  Up to 300-gallon RO purified water system

•                  Lab sinks to have NPCW, NPHW, RO

•                  New Fire alarm devices

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Figure 1:  Proposed Laboratory Layout

The proposed laboratory will consist of and use equipment commonly used in the development of biological therapeutics.  Table 1 lists the equipment Kiniksa will be utilizing in the proposed laboratory.

Table 1:  Equipment List for Kiniksa Biologics Laboratory

neg. 80 freezer	Small scale chromatography systems	Shaker Incubator
3x double door deli fridge	Tangential Flow system	Ambr 250 (4 BR) system
neg 30 to 40 freezer	Spectrophotometers	Disposable bioreactors
neg 20 freezer	Attune NXT Flow Cytometer	BR DO & pH Probes
25C incubator	Flow Sorter	Bioanalyzers
40C incubator	Sorvall centrifuge (96 plates)	Cell Counters
cell culture incubator	cell culture incubator	Blood Gas Analyzer
Laminar flow hood	Robotized PCR Machine	Bench Centrifuge
Scales and balances	UPLC	200L Reactor and controller
Carts and glassware racks	IcIEF	Cooling water/chiller
Corrosive and flame cabinets	plate reader	Chromatography columns and system
Conductivity/pH meters	Beckman CE	Single Use Mixers
BSC (6ft)	caliper lab chip GX2	AKTA Ready
Glasswasher	Various process pumps	cell culture incubator

The chemicals that will be used in the laboratory are those that are frequently used in the development and manufacturing of therapeutic biologics.  Table 2 below summarizes the chemicals which will be common to the lab.  An appropriate Environmental, Health and Safety program will be initiated to monitor chemical inventory, ensure appropriate handling, protect employee safety, and to safely dispose

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of unused chemicals.  When new chemicals are required to support development activities a thorough assessment will be completed to determine appropriate handling and disposal.

Table 2:  Common Chemicals Used in Proposed Laboratory

Sodium Hydroxide	Glucose
Sodium Chloride	Peracetic Acid
L-Arginine HCl	Chemically Defined Cell Culture Media
L-HISTIDINE	Glycine
Hydrochloric Acid	Ammonium Sulfate
Polysorbate 80	Acetic Acid
Sodium Citrate Dihydrate	Acetonitrile
Citric Acid	Magnesium Chloride
Tris Hydrochloride	L-Cysteine
Tris Base	L-Histidine
Sodium Phosphate	Benzyl Alcohol
Sodium Acetate	Isopropyl Alcohol
Ethylenediaminetetraacetic acid	Ethyl Alcohol
Glycerol	Bis-Tris
Triton X 100	Sodium Citrate

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EXHIBIT D

BILL OF SALE

THIS SPECIAL WARRANTY BILL OF SALE (“Bill of Sale”) is effective as of                     , 201  , by SHIRE HUMAN GENETIC THERAPIES, INC., a Delaware limited liability company (“Seller”) in favor KINISKSA PHARMACEUTICALS CORP., a            corporation (“Buyer”).

BACKGROUND

WHEREAS, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller, all of Seller’s right, title and interest in and to all furniture, equipment and other personal property owned by Seller (the “FF&E”) located at 100 Hayden Avenue, Lexington, Massachusetts, and listed in Exhibit A attached hereto and made a part hereof (“Subleased Premises”).

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt of which shall be a condition to the effectiveness of the following grant and conveyance, Seller does hereby grant, convey, transfer, bargain, sell, deliver and set over, all of Seller’s right, title and interest in and to the FF&E owned by Seller located at the Subleased Premises to Buyer, its successors and assigns.

Seller hereby warrants that Seller has the authority to transfer its interest in the FF&E and that Seller has good and marketable title to the FF&E, free and clear of all liens, claims, encumbrances and rights of other and that it will warrant and defend such title forever against all claims and demands whatsoever resulting from claims occurring prior to the effective date hereof.

Seller makes no representations, express or implied, as to the condition, usefulness or state of function or repair of the FF&E including without limitation, warranties of fitness or merchantability, it being expressly understood that the FF&E is being sold to Buyer “As is, Where is”, with all faults.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the day and year first written above.

SHIRE HUMAN GENETIC THERAPIES, INC.

By:
Name:
Title:

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EXHIBIT A TO BILL OF SALE

FF&E Inventory

In addition to the foregoing, the FF&E shall include all furniture, fixtures and equipment physically located in the Subleased Premises as of March 9, 2018.

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